FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-07

CD 2016-CD2

The depositor has filed a registration statement (including the prospectus) with the SEC (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Academy Securities, Inc. or any other underwriter (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the CD 2016-CD2 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-CD2 (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

 Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

CD 2016-CD2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(5)	Type	Rate	Fee Rate(6)
Loan	1	8 Times Square & 1460 Broadway(34)	10.3%	1	CGMRC	100,000,000	100,000,000	100,000,000	Mixed Use	Office/Retail	4.0500%	0.0171%
Loan	2	FedEx Ground Portfolio(34)(35)	8.7%	3	CGMRC	85,000,000	85,000,000	85,000,000	Industrial	Warehouse/Distribution	4.1580%	0.0122%
Property	2.01	FedEx - Yonkers, NY	3.7%	1	CGMRC	36,381,237	36,381,237		Industrial	Warehouse/Distribution
Property	2.02	FedEx - Elmsford, NY	3.5%	1	CGMRC	34,437,370	34,437,370		Industrial	Warehouse/Distribution
Property	2.03	FedEx - Bridgeport, PA	1.5%	1	CGMRC	14,181,393	14,181,393		Industrial	Warehouse/Distribution
Loan	3	229 West 43rd Street Retail Condo(34)(35)	7.7%	1	GACC	75,000,000	75,000,000	75,000,000	Retail	Anchored	4.0055%	0.0178%
Loan	4	Prudential Plaza(34)(36)	7.7%	1	GACC	75,000,000	75,000,000	67,326,460	Office	CBD	4.6100%	0.0122%
Loan	5	10 Hudson Yards(34)(35)	6.9%	1	GACC	67,500,000	67,500,000	67,500,000	Office	CBD	2.9833%	0.0110%
Loan	6	Irvine Crossing	6.4%	1	GACC	62,500,000	62,500,000	62,500,000	Mixed Use	Warehouse/Data Center	4.3800%	0.0251%
Loan	7	60 Madison Avenue(34)	5.6%	1	GACC	55,000,000	55,000,000	55,000,000	Office	CBD	3.5000%	0.0175%
Loan	8	55 1/2 Greene Street	4.6%	1	GACC	45,250,000	45,250,000	38,278,381	Retail	Anchored	4.1500%	0.0151%
Loan	9	Birch Run Premium Outlets(34)	4.6%	1	GACC	45,000,000	45,000,000	45,000,000	Retail	Anchored	4.2090%	0.0195%
Loan	10	Park Square Portland	4.3%	1	GACC	42,400,000	42,400,000	38,157,486	Office	CBD	3.5220%	0.0251%
Loan	11	80 Park Plaza(34)(36)	4.3%	1	CGMRC	41,500,000	41,500,000	36,287,274	Office	CBD	4.4500%	0.0122%
Loan	12	667 Madison Avenue(34)(36)	4.1%	1	GACC	40,000,000	40,000,000	40,000,000	Office	CBD	3.1990%	0.0110%
Loan	13	Starbucks Center(34)(36)	3.6%	1	GACC	35,000,000	35,000,000	35,000,000	Mixed Use	Office/Retail	3.5240%	0.0122%
Loan	14	Airport Industrial Center	2.5%	1	GACC	24,795,000	24,795,000	21,549,244	Industrial	Warehouse/Distribution	4.1940%	0.0451%
Loan	15	Sam Moon Center	2.5%	1	GACC	24,650,000	24,555,342	19,926,291	Retail	Anchored	4.5000%	0.0151%
Loan	16	Mills Fleet Farm(34)	2.0%	5	GACC	20,000,000	19,881,174	16,307,388	Retail	Single Tenant	4.7500%	0.0322%
Property	16.01	Mills Fleet Farm - Fargo, ND	0.5%	1	GACC	4,806,278	4,777,722		Retail	Single Tenant
Property	16.02	Mills Fleet Farm - Green Bay, WI	0.5%	1	GACC	4,786,660	4,758,221		Retail	Single Tenant
Property	16.03	Mills Fleet Farm - Mankato, MN	0.4%	1	GACC	4,051,006	4,026,937		Retail	Single Tenant
Property	16.04	Mills Fleet Farm - Hudson, WI	0.3%	1	GACC	3,295,733	3,276,152		Retail	Single Tenant
Property	16.05	Mills Fleet Farm - Marshfield, WI	0.3%	1	GACC	3,060,324	3,042,141		Retail	Single Tenant
Loan	17	Blossom Cove	1.6%	1	GACC	15,800,000	15,800,000	14,051,308	Industrial	Flex	4.1480%	0.0151%
Loan	18	172 5th Avenue	1.6%	1	CGMRC	15,750,000	15,750,000	15,750,000	Mixed Use	Retail/Multifamily	4.2300%	0.0151%
Loan	19	Fox Chapel Shopping Center	1.6%	1	CGMRC	15,500,000	15,500,000	15,500,000	Retail	Anchored	3.8500%	0.0151%
Loan	20	12603 Southwest Freeway Office Building	1.3%	1	CGMRC	13,125,000	13,100,915	9,594,390	Office	Suburban	4.4000%	0.0151%
Loan	21	Hampton Inn & Suites - University of Central Florida	1.0%	1	GACC	10,000,000	9,987,116	8,116,725	Hospitality	Limited Service	4.6200%	0.0451%
Loan	22	1025 Arch Street Philadelphia	1.0%	1	GACC	10,000,000	9,986,831	8,083,558	Mixed Use	Retail/Multifamily	4.5000%	0.0151%
Loan	23	Marriott Hilton Head Resort & Spa(34)	1.0%	1	CGMRC	10,000,000	9,967,315	7,454,162	Hospitality	Full Service	4.9200%	0.0122%
Loan	24	Avenue Mentry 2	0.9%	1	GACC	8,400,000	8,379,687	6,834,690	Industrial	Warehouse/Distribution	4.6900%	0.0151%
Loan	25	Amsdell Michigan Self Storage Portfolio 3.0	0.8%	2	CGMRC	8,150,000	8,139,111	6,569,957	Self Storage	Self Storage	4.4200%	0.0626%
Property	25.01	Compass Self Storage - Roseville MI	0.5%	1	CGMRC	5,200,000	5,193,052		Self Storage	Self Storage
Property	25.02	Compass Self Storage - East Lansing MI	0.3%	1	CGMRC	2,950,000	2,946,059		Self Storage	Self Storage
Loan	26	807 Montgomery Street	0.8%	1	GACC	7,800,000	7,800,000	7,144,249	Office	Suburban	4.5600%	0.0151%
Loan	27	55 East 59th Street (Office Condo)	0.7%	1	CGMRC	6,392,650	6,392,650	6,392,650	Office	CBD	4.4200%	0.0151%
Loan	28	Hotel Portofino(36)	0.6%	1	GACC	6,000,000	5,993,470	5,576,215	Hospitality	Limited Service	5.5300%	0.0451%
Loan	29	Villages at Parker	0.5%	1	GACC	5,250,000	5,230,792	3,811,171	Mixed Use	Retail/Flex	4.2170%	0.0151%
Loan	30	Shopko West Valley City	0.5%	1	GACC	5,000,000	4,982,454	3,666,433	Retail	Single Tenant	4.4800%	0.0151%

CD 2016-CD2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Interest	Original	Remaining	Original	Remaining		First
Property			Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final
Flag	ID	Property Name	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date	Date	or ARD Date	(Yes/No)	Maturity Date
Loan	1	8 Times Square & 1460 Broadway(34)	Actual/360	120	119	0	0	10/20/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	2	FedEx Ground Portfolio(34)(35)	Actual/360	120	119	0	0	11/01/2016	12/01/2016	11/01/2026	No	11/01/2026
Property	2.01	FedEx - Yonkers, NY
Property	2.02	FedEx - Elmsford, NY
Property	2.03	FedEx - Bridgeport, PA
Loan	3	229 West 43rd Street Retail Condo(34)(35)	Actual/360	120	119	0	0	10/13/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	4	Prudential Plaza(34)(36)	Actual/360	120	104	360	360	07/30/2015	09/06/2015	08/06/2025	No	08/06/2025
Loan	5	10 Hudson Yards(34)(35)	Actual/360	120	116	0	0	08/01/2016	09/06/2016	08/06/2026	No	08/06/2026
Loan	6	Irvine Crossing	Actual/360	60	57	0	0	09/02/2016	10/06/2016	09/06/2021	No	09/06/2021
Loan	7	60 Madison Avenue(34)	Actual/360	120	118	0	0	09/12/2016	11/06/2016	10/06/2026	No	10/06/2026
Loan	8	55 1/2 Greene Street	Actual/360	120	119	360	360	10/21/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	9	Birch Run Premium Outlets(34)	Actual/360	120	110	0	0	01/07/2016	03/06/2016	02/06/2026	No	02/06/2026
Loan	10	Park Square Portland	Actual/360	120	119	360	360	10/31/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	11	80 Park Plaza(34)(36)	Actual/360	120	118	360	360	09/30/2016	11/06/2016	10/06/2026	No	10/06/2026
Loan	12	667 Madison Avenue(34)(36)	Actual/360	120	118	0	0	09/08/2016	11/06/2016	10/06/2026	No	10/06/2026
Loan	13	Starbucks Center(34)(36)	Actual/360	120	118	0	0	09/14/2016	11/06/2016	10/06/2026	Yes	10/06/2028
Loan	14	Airport Industrial Center	Actual/360	120	119	360	360	10/20/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	15	Sam Moon Center	Actual/360	120	117	360	357	09/02/2016	10/06/2016	09/06/2026	No	09/06/2026
Loan	16	Mills Fleet Farm(34)	Actual/360	120	115	360	355	06/16/2016	08/06/2016	07/06/2026	No	07/06/2026
Property	16.01	Mills Fleet Farm - Fargo, ND
Property	16.02	Mills Fleet Farm - Green Bay, WI
Property	16.03	Mills Fleet Farm - Mankato, MN
Property	16.04	Mills Fleet Farm - Hudson, WI
Property	16.05	Mills Fleet Farm - Marshfield, WI
Loan	17	Blossom Cove	Actual/360	120	119	360	360	11/04/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	18	172 5th Avenue	Actual/360	120	119	0	0	10/24/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	19	Fox Chapel Shopping Center	Actual/360	120	119	0	0	10/19/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	20	12603 Southwest Freeway Office Building	Actual/360	120	119	300	299	10/21/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	21	Hampton Inn & Suites - University of Central Florida	Actual/360	120	119	360	359	10/12/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	22	1025 Arch Street Philadelphia	Actual/360	120	119	360	359	10/19/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	23	Marriott Hilton Head Resort & Spa(34)	Actual/360	120	118	300	298	10/03/2016	11/06/2016	10/06/2026	No	10/06/2026
Loan	24	Avenue Mentry 2	Actual/360	120	118	360	358	09/16/2016	11/06/2016	10/06/2026	No	10/06/2026
Loan	25	Amsdell Michigan Self Storage Portfolio 3.0	Actual/360	120	119	360	359	10/12/2016	12/06/2016	11/06/2026	No	11/06/2026
Property	25.01	Compass Self Storage - Roseville MI
Property	25.02	Compass Self Storage - East Lansing MI
Loan	26	807 Montgomery Street	Actual/360	120	119	360	360	10/18/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	27	55 East 59th Street (Office Condo)	Actual/360	120	119	0	0	10/27/2016	12/06/2016	11/06/2026	No	11/06/2026
Loan	28	Hotel Portofino(36)	Actual/360	60	59	360	359	10/20/2016	12/06/2016	11/06/2021	No	11/06/2021
Loan	29	Villages at Parker	Actual/360	120	118	300	298	10/03/2016	11/06/2016	10/06/2026	No	10/06/2026
Loan	30	Shopko West Valley City	Actual/360	120	118	300	298	09/29/2016	11/06/2016	10/06/2026	No	10/06/2026

CD 2016-CD2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Pari Passu	Pari Passu
			Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten
Flag	ID	Property Name	Service($)(7)	Service($)(7)	Service($)	Service($)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR(7)(10)(11)
Loan	1	8 Times Square & 1460 Broadway(34)	342,188	4,106,250	342,188	4,106,250	119	Hard	Springing	No		1.80x
Loan	2	FedEx Ground Portfolio(34)(35)	298,616	3,583,388	298,616	3,583,388	119	Hard	In Place	No		3.17x
Property	2.01	FedEx - Yonkers, NY
Property	2.02	FedEx - Elmsford, NY
Property	2.03	FedEx - Bridgeport, PA
Loan	3	229 West 43rd Street Retail Condo(34)(35)	253,821	3,045,849	710,698	8,528,377	119	Hard	In Place	No		1.86x
Loan	4	Prudential Plaza(34)(36)	384,932	4,619,180	1,745,023	20,940,280	32	Hard	In Place	No		1.59x
Loan	5	10 Hudson Yards(34)(35)	170,143	2,041,719	1,614,722	19,376,667	116	Hard	Springing	No		4.27x
Loan	6	Irvine Crossing	231,293	2,775,521			57	Hard	Springing	No		2.12x
Loan	7	60 Madison Avenue(34)	162,645	1,951,736	133,073	1,596,875	118	Hard	Springing	No		2.48x
Loan	8	55 1/2 Greene Street	219,962	2,639,541			23	Hard	In Place	No	Yes - A	1.26x
Loan	9	Birch Run Premium Outlets(34)	160,030	1,920,356	277,385	3,328,617	110	Hard	Springing	No		3.15x
Loan	10	Park Square Portland	190,916	2,290,992			59	Hard	Springing	No		2.21x
Loan	11	80 Park Plaza(34)(36)	209,043	2,508,519	460,903	5,530,832	34	Hard	In Place	No		1.56x
Loan	12	667 Madison Avenue(34)(36)	108,114	1,297,372	386,509	4,638,106	118	Hard	Springing	No		4.06x
Loan	13	Starbucks Center(34)(36)	104,211	1,250,531	312,633	3,751,592	118	Springing Hard	Springing	No		3.44x
Loan	14	Airport Industrial Center	121,165	1,453,980			35	Hard	Springing	No		1.71x
Loan	15	Sam Moon Center	124,898	1,498,775				Springing Hard	Springing	No		1.53x
Loan	16	Mills Fleet Farm(34)	104,329	1,251,954	234,741	2,816,896		Springing Soft	Springing	No		1.81x
Property	16.01	Mills Fleet Farm - Fargo, ND
Property	16.02	Mills Fleet Farm - Green Bay, WI
Property	16.03	Mills Fleet Farm - Mankato, MN
Property	16.04	Mills Fleet Farm - Hudson, WI
Property	16.05	Mills Fleet Farm - Marshfield, WI
Loan	17	Blossom Cove	76,786	921,431			47	Hard	Springing	No		1.92x
Loan	18	172 5th Avenue	56,290	675,478			119	Hard	In Place	No	Yes - A	1.86x
Loan	19	Fox Chapel Shopping Center	50,420	605,038			119	Hard	Springing	No		3.61x
Loan	20	12603 Southwest Freeway Office Building	72,210	866,520				Springing Hard	Springing	No		1.59x
Loan	21	Hampton Inn & Suites - University of Central Florida	51,384	616,608				Hard	Springing	No		1.81x
Loan	22	1025 Arch Street Philadelphia	50,669	608,022				Springing Soft	Springing	No		1.53x
Loan	23	Marriott Hilton Head Resort & Spa(34)	57,994	695,926	510,346	6,124,151		Hard	Springing	No		1.71x
Loan	24	Avenue Mentry 2	43,515	522,181				Hard	In Place	No		1.45x
Loan	25	Amsdell Michigan Self Storage Portfolio 3.0	40,908	490,900				Springing Soft	Springing	No		1.51x
Property	25.01	Compass Self Storage - Roseville MI
Property	25.02	Compass Self Storage - East Lansing MI
Loan	26	807 Montgomery Street	39,800	477,600			59	Hard	Springing	No		1.27x
Loan	27	55 East 59th Street (Office Condo)	23,873	286,479			119	Springing Hard	Springing	No		1.69x
Loan	28	Hotel Portofino(36)	34,180	410,164				Hard	Springing	No		1.80x
Loan	29	Villages at Parker	28,344	340,132				Springing Hard	Springing	No		1.72x
Loan	30	Shopko West Valley City	27,735	332,819				Springing Hard	Springing	No		1.48x

CD 2016-CD2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								FIRREA	Cut-off
Property			Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Flag	ID	Property Name	NCF DSCR(7)(10)(11)	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(10)(11)(13)	Maturity or ARD(10)(11)(13)	Address	City
Loan	1	8 Times Square & 1460 Broadway(34)	1.71x	0	6	360,000,000	10/01/2016	Yes	55.6%	55.6%	8 Times Square & 1460 Broadway	New York
Loan	2	FedEx Ground Portfolio(34)(35)	3.16x	0	1	384,800,000	08/24/2016	Yes	44.2%	44.2%	Various	Various
Property	2.01	FedEx - Yonkers, NY				164,700,000	08/24/2016	Yes			10 Herrmann Place	Yonkers
Property	2.02	FedEx - Elmsford, NY				155,900,000	08/24/2016	Yes			300 Waterside Drive	Elmsford
Property	2.03	FedEx - Bridgeport, PA				64,200,000	08/24/2016	Yes			601 River Road	Bridgeport
Loan	3	229 West 43rd Street Retail Condo(34)(35)	1.75x	0	6	470,000,000	10/01/2016	Yes	60.6%	60.6%	229 West 43rd Street	New York
Loan	4	Prudential Plaza(34)(36)	1.44x	0	6	700,000,000	07/20/2016	Yes	59.3%	53.2%	130 East Randolph Street & 180 North Stetson Avenue	Chicago
Loan	5	10 Hudson Yards(34)(35)	4.18x	0	6	2,150,000,000	07/01/2016	Yes	32.9%	32.9%	10 Hudson Yards	New York
Loan	6	Irvine Crossing	2.05x	0	6	109,000,000	10/01/2016	Yes	57.3%	57.3%	17871 Von Karman Avenue & 17836 Gillette Avenue	Irvine
Loan	7	60 Madison Avenue(34)	2.25x	0	6	200,000,000	08/01/2016	Yes	50.0%	50.0%	60 Madison Avenue	New York
Loan	8	55 1/2 Greene Street	1.24x	0	6	73,000,000	09/26/2016	Yes	62.0%	52.4%	470 Broome Street	New York
Loan	9	Birch Run Premium Outlets(34)	2.94x	0	6	207,200,000	12/03/2015	Yes	59.4%	59.4%	12240 South Beyer Road	Birch Run
Loan	10	Park Square Portland	2.06x	0	6	94,300,000	08/01/2016	Yes	45.0%	40.5%	100 Southwest Market Street & 1621 Southwest 1st Avenue	Portland
Loan	11	80 Park Plaza(34)(36)	1.52x	0	6	177,400,000	08/01/2016	Yes	75.0%	65.6%	80 Park Plaza	Newark
Loan	12	667 Madison Avenue(34)(36)	3.88x	0	6	740,000,000	07/01/2016	Yes	24.7%	24.7%	667 Madison Avenue	New York
Loan	13	Starbucks Center(34)(36)	3.16x	0	6	453,500,000	06/21/2016	Yes	30.9%	30.9%	2401 & 2701 Utah Avenue South	Seattle
Loan	14	Airport Industrial Center	1.44x	0	6	34,200,000	09/12/2017	Yes	72.5%	63.0%	163 Rochester Drive	Louisville
Loan	15	Sam Moon Center	1.44x	0	6	34,000,000	06/14/2016	Yes	72.2%	58.6%	9120 North Freeway	Fort Worth
Loan	16	Mills Fleet Farm(34)	1.64x	0	6	101,950,000	Various	Yes	63.4%	52.0%	Various	Various
Property	16.01	Mills Fleet Farm - Fargo, ND				24,500,000	05/12/2016	Yes			3730 36th Street South	Fargo
Property	16.02	Mills Fleet Farm - Green Bay, WI				24,400,000	05/20/2016	Yes			2460 Main Street	Green Bay
Property	16.03	Mills Fleet Farm - Mankato, MN				20,650,000	05/18/2016	Yes			1821 & 1850 Premier Drive	Mankato
Property	16.04	Mills Fleet Farm - Hudson, WI				16,800,000	05/17/2016	Yes			1001 Industrial Street	Hudson
Property	16.05	Mills Fleet Farm - Marshfield, WI				15,600,000	05/20/2016	Yes			1101 West Upham Street	Marshfield
Loan	17	Blossom Cove	1.55x	0	6	22,800,000	08/22/2016	Yes	69.3%	61.6%	11803-11889 & 11905-11995 Starcrest Drive	San Antonio
Loan	18	172 5th Avenue	1.82x	0	6	30,400,000	09/27/2016	Yes	51.8%	51.8%	172 5th Avenue	New York
Loan	19	Fox Chapel Shopping Center	3.38x	0	6	35,000,000	09/01/2016	Yes	44.3%	44.3%	19717 North Frederick Road	Germantown
Loan	20	12603 Southwest Freeway Office Building	1.34x	0	6	18,000,000	09/19/2016	Yes	72.8%	53.3%	12603 Southwest Freeway	Stafford
Loan	21	Hampton Inn & Suites - University of Central Florida	1.59x	0	6	16,000,000	08/01/2017	Yes	62.4%	50.7%	3450 Quadrangle Boulevard	Orlando
Loan	22	1025 Arch Street Philadelphia	1.47x	0	6	13,900,000	08/16/2016	Yes	71.8%	58.2%	1025 Arch Street	Philadelphia
Loan	23	Marriott Hilton Head Resort & Spa(34)	1.47x	0	6	163,500,000	08/30/2016	Yes	59.7%	44.7%	1 Hotel Circle	Hilton Head Island
Loan	24	Avenue Mentry 2	1.32x	0	6	13,900,000	07/16/2016	Yes	60.3%	49.2%	27756 Avenue Mentry	Valencia
Loan	25	Amsdell Michigan Self Storage Portfolio 3.0	1.47x	0	6	11,940,000	09/13/2016	Yes	68.2%	55.0%	Various	Various
Property	25.01	Compass Self Storage - Roseville MI				7,510,000	09/13/2016	Yes			29500 Hayes Road	Roseville
Property	25.02	Compass Self Storage - East Lansing MI				4,430,000	09/13/2016	Yes			4200 Hunsaker Drive	East Lansing
Loan	26	807 Montgomery Street	1.22x	0	6	12,300,000	09/20/2016	Yes	63.4%	58.1%	807 Montgomery Street	San Francisco
Loan	27	55 East 59th Street (Office Condo)	1.60x	0	6	11,700,000	10/01/2016	Yes	54.6%	54.6%	55 East 59th Street	New York
Loan	28	Hotel Portofino(36)	1.62x	0	6	9,000,000	08/01/2016	Yes	66.6%	62.0%	111 Crescent Avenue	Avalon
Loan	29	Villages at Parker	1.58x	0	6	7,600,000	08/16/2016	Yes	68.8%	50.1%	10450, 10470, 10490 South Progress Way & 10510 Dransfeldt Road	Parker
Loan	30	Shopko West Valley City	1.35x	0	6	6,850,000	08/15/2016	Yes	72.7%	53.5%	4850 West 3500 South	West Valley

CD 2016-CD2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Net
								Rentable Area	Units	Loan per Net
Property						Year	Year	(SF/Units/	of	Rentable Area	Prepayment Provisions	Most Recent Operating
Flag	ID	Property Name	County	State	Zip Code	Built	Renovated	Rooms)(4)	Measure	(SF/Units/Rooms)($)(10)(11)	(# of payments)(14)(16)(17)	Statements Date
Loan	1	8 Times Square & 1460 Broadway(34)	New York	NY	10036	1952	2015	214,341	Sq. Ft.	933	L(25), D(91), O(4)
Loan	2	FedEx Ground Portfolio(34)(35)	Various	Various	Various	2016	NAP	751,118	Sq. Ft.	226	L(25), D(91), O(4)
Property	2.01	FedEx - Yonkers, NY	Westchester	NY	10710	2016	NAP	121,883	Sq. Ft.	597
Property	2.02	FedEx - Elmsford, NY	Westchester	NY	10523	2016	NAP	323,502	Sq. Ft.	213
Property	2.03	FedEx - Bridgeport, PA	Montgomery	PA	19405	2016	NAP	305,733	Sq. Ft.	93
Loan	3	229 West 43rd Street Retail Condo(34)(35)	New York	NY	10036	1913-1947	2009	248,457	Sq. Ft.	1,147	L(25), D(88), O(7)	T-10 8/31/2016 Ann.
Loan	4	Prudential Plaza(34)(36)	Cook	IL	60601	1955, 1990	1990, 2014-2015	2,269,632	Sq. Ft.	183	L(35), D(79), O(6)	T-12 7/31/2016
Loan	5	10 Hudson Yards(34)(35)	New York	NY	10001	2016	NAP	1,813,465	Sq. Ft.	390	L(28), D(87), O(5)
Loan	6	Irvine Crossing	Orange	CA	92614	1974	2000, 2013 & 2016	395,673	Sq. Ft.	158	L(27), D(28), O(5)	12/31/2015
Loan	7	60 Madison Avenue(34)	New York	NY	10010	1910	2013	217,534	Sq. Ft.	460	L(26), D(90), O(4)	T-12 6/30/2016
Loan	8	55 1/2 Greene Street	New York	NY	10013	1900	2014	20,164	Sq. Ft.	2,244	L(25), D(91), O(4)	T-12 6/30/2016
Loan	9	Birch Run Premium Outlets(34)	Saginaw	MI	48415	1985	1986-1996, 2005, 2013	680,003	Sq. Ft.	181	L(34), D(79), O(7)	T-12 8/31/2016
Loan	10	Park Square Portland	Multnomah	OR	97201	1969	2015	295,768	Sq. Ft.	143	L(25), D(88), O(7)	T-12 9/30/2016
Loan	11	80 Park Plaza(34)(36)	Essex	NJ	07102	1979	2015	960,689	Sq. Ft.	138	L(26), D(90), O(4)	T-12 5/31/2016
Loan	12	667 Madison Avenue(34)(36)	New York	NY	10065	1985	NAP	273,983	Sq. Ft.	668	L(26), D(90), O(4)	T-12 6/30/2016
Loan	13	Starbucks Center(34)(36)	King	WA	98134	1912, 1915, 1993	2001	1,506,716	Sq. Ft.	93	L(26), D(89), O(5)	T-12 6/30/2016
Loan	14	Airport Industrial Center	Jefferson	KY	40214	1943-1986	NAP	1,107,110	Sq. Ft.	22	L(25), D(91), O(4)	T-12 6/30/2016
Loan	15	Sam Moon Center	Tarrant	TX	76177	2009	NAP	167,878	Sq. Ft.	146	L(27), D(89), O(4)	T-12 3/31/2016
Loan	16	Mills Fleet Farm(34)	Various	Various	Various	Various	NAP	1,039,368	Sq. Ft.	62	L(29), D(87), O(4)
Property	16.01	Mills Fleet Farm - Fargo, ND	Cass	ND	58104	1996	NAP	244,268	Sq. Ft.	64
Property	16.02	Mills Fleet Farm - Green Bay, WI	Brown	WI	54311	1966-1995	NAP	228,197	Sq. Ft.	68
Property	16.03	Mills Fleet Farm - Mankato, MN	Blue Earth	MN	56001	2015	NAP	207,610	Sq. Ft.	63
Property	16.04	Mills Fleet Farm - Hudson, WI	Saint Croix	WI	54016	1992	NAP	185,630	Sq. Ft.	57
Property	16.05	Mills Fleet Farm - Marshfield, WI	Wood	WI	54449	1979-1987	NAP	173,663	Sq. Ft.	57
Loan	17	Blossom Cove	Bexar	TX	78247	1983-1984	2014-2015	302,896	Sq. Ft.	52	L(25), D(88), O(7)	T-12 7/31/2016
Loan	18	172 5th Avenue	New York	NY	10010	1930	2014-2016	10,542	Sq. Ft.	1,494	YM1(25), DorYM1(89), O(6)	T-12 8/31/2016
Loan	19	Fox Chapel Shopping Center	Montgomery	MD	20876	1987	1999	114,344	Sq. Ft.	136	L(25), D(91), O(4)	T-12 8/31/2016
Loan	20	12603 Southwest Freeway Office Building	Fort Bend	TX	77477	1982	2015	142,009	Sq. Ft.	92	L(25), D(88), O(7)	T-12 7/31/2016
Loan	21	Hampton Inn & Suites - University of Central Florida	Orange	FL	32817	1988	2015	109	Rooms	91,625	L(25), D(91), O(4)	T-12 7/31/2016
Loan	22	1025 Arch Street Philadelphia	Philadelphia	PA	19017	1925	2016	39	Units	256,073	L(25), D(91), O(4)
Loan	23	Marriott Hilton Head Resort & Spa(34)	Beaufort	SC	29928	1976, 1985	2015	513	Rooms	190,409	L(26), D(90), O(4)	T-12 8/31/2016
Loan	24	Avenue Mentry 2	Los Angeles	CA	91355	1988	NAP	105,752	Sq. Ft.	79	L(26), D(90), O(4)	12/31/2015
Loan	25	Amsdell Michigan Self Storage Portfolio 3.0	Various	MI	Various	Various	Various	136,692	Sq. Ft.	60	L(25), D(91), O(4)	T-12 8/31/2016
Property	25.01	Compass Self Storage - Roseville MI	Macomb	MI	48066	2001	NAP	76,992	Sq. Ft.	67		T-12 8/31/2016
Property	25.02	Compass Self Storage - East Lansing MI	Clinton	MI	48823	1999-2001	2014	59,700	Sq. Ft.	49		T-12 8/31/2016
Loan	26	807 Montgomery Street	San Francisco	CA	94133	1909	2015	10,397	Sq. Ft.	750	L(25), D(90), O(5)	T-12 9/30/2016
Loan	27	55 East 59th Street (Office Condo)	New York	NY	10022	1985	NAP	12,342	Sq. Ft.	518	L(25), D(91), O(4)	T-12 8/31/2016
Loan	28	Hotel Portofino(36)	Los Angeles	CA	90704	1960	2012	36	Rooms	166,485	L(25), D(28), O(7)	T-12 7/31/2016
Loan	29	Villages at Parker	Douglas	CO	80134	2005	NAP	55,424	Sq. Ft.	94	L(26), D(90), O(4)	T-12 6/30/2016
Loan	30	Shopko West Valley City	Salt Lake	UT	84120	1989	1994	94,106	Sq. Ft.	53	L(26), D(89), O(5)

CD 2016-CD2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Second Most	Second	Second	Second	Third Most	Third	Third
Property			Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent
Flag	ID	Property Name	EGI ($)	Expenses($)	NOI($)(15)	Statements Date	EGI($)	Expenses($)	NOI($)(15)	Statements Date	EGI($)	Expenses($)
Loan	1	8 Times Square & 1460 Broadway(34)
Loan	2	FedEx Ground Portfolio(34)(35)
Property	2.01	FedEx - Yonkers, NY
Property	2.02	FedEx - Elmsford, NY
Property	2.03	FedEx - Bridgeport, PA
Loan	3	229 West 43rd Street Retail Condo(34)(35)	17,645,886	3,870,185	13,775,701	12/31/2014	17,393,374	5,444,159	11,949,215	12/31/2013	16,672,907	7,051,784
Loan	4	Prudential Plaza(34)(36)	56,787,814	31,372,924	25,414,890	12/31/2015	53,321,676	32,167,828	21,153,848	12/31/2014	50,276,294	28,845,540
Loan	5	10 Hudson Yards(34)(35)
Loan	6	Irvine Crossing	3,597,323	844,695	2,752,628	12/31/2014	3,375,331	835,877	2,539,454	12/31/2013	3,580,910	809,287
Loan	7	60 Madison Avenue(34)	12,010,368	4,930,755	7,079,613	12/31/2015	11,139,178	4,706,673	6,432,505	12/31/2014	7,712,836	3,823,892
Loan	8	55 1/2 Greene Street	1,127,866	549,201	578,665
Loan	9	Birch Run Premium Outlets(34)	21,122,834	4,690,735	16,432,099	12/31/2015	21,147,973	4,671,555	16,476,418	12/31/2014	20,299,152	4,748,944
Loan	10	Park Square Portland	5,833,710	2,543,741	3,289,968	12/31/2015	5,358,158	2,310,356	3,047,801	12/31/2014	4,809,363	1,594,149
Loan	11	80 Park Plaza(34)(36)	21,155,781	11,508,439	9,647,342	12/31/2015	20,185,467	10,771,904	9,413,563	12/31/2014	19,688,978	10,732,485
Loan	12	667 Madison Avenue(34)(36)	41,463,000	18,544,972	22,918,029	12/31/2015	39,414,641	18,704,736	20,709,905	12/31/2014	36,309,282	17,232,741
Loan	13	Starbucks Center(34)(36)	22,573,473	7,094,458	15,479,016	12/31/2015	23,257,602	7,084,361	16,173,241	12/31/2014	23,444,437	6,920,178
Loan	14	Airport Industrial Center	6,026,468	3,668,871	2,357,597	12/31/2015	6,311,694	4,180,802	2,130,892	12/31/2014	5,970,429	3,902,692
Loan	15	Sam Moon Center	3,522,511	1,352,995	2,169,516	12/31/2015	3,519,361	1,345,604	2,173,757	12/31/2014	3,298,300	1,395,723
Loan	16	Mills Fleet Farm(34)
Property	16.01	Mills Fleet Farm - Fargo, ND
Property	16.02	Mills Fleet Farm - Green Bay, WI
Property	16.03	Mills Fleet Farm - Mankato, MN
Property	16.04	Mills Fleet Farm - Hudson, WI
Property	16.05	Mills Fleet Farm - Marshfield, WI
Loan	17	Blossom Cove	2,278,073	679,206	1,598,866	12/31/2015	2,002,442	676,209	1,326,232
Loan	18	172 5th Avenue	603,444	323,449	279,995
Loan	19	Fox Chapel Shopping Center	3,120,256	860,551	2,259,705	12/31/2015	3,184,249	833,671	2,350,578	12/31/2014	2,951,087	798,011
Loan	20	12603 Southwest Freeway Office Building	2,439,745	1,343,817	1,095,928	12/31/2015	2,145,044	1,337,830	807,214	12/31/2014	1,838,160	1,189,808
Loan	21	Hampton Inn & Suites - University of Central Florida	3,305,917	2,202,001	1,103,916	12/31/2015	2,904,055	2,010,408	893,647	12/31/2014	3,586,707	2,204,683
Loan	22	1025 Arch Street Philadelphia
Loan	23	Marriott Hilton Head Resort & Spa(34)	33,429,812	21,637,223	11,792,589	12/31/2015	31,403,350	21,015,622	10,387,728	12/31/2014	29,483,856	19,804,710
Loan	24	Avenue Mentry 2	774,950	3,550	771,400	12/31/2014	774,597	13,320	761,277	12/31/2013	1,055,427	57,133
Loan	25	Amsdell Michigan Self Storage Portfolio 3.0	1,271,602	525,087	746,515	12/31/2015	1,191,088	502,161	688,927	12/31/2014	976,805	503,659
Property	25.01	Compass Self Storage - Roseville MI	777,292	308,646	468,646	12/31/2015	724,542	297,089	427,453	12/31/2014	562,420	286,478
Property	25.02	Compass Self Storage - East Lansing MI	494,310	216,441	277,869	12/31/2015	466,546	205,071	261,475	12/31/2014	414,385	217,180
Loan	26	807 Montgomery Street	599,504	64,213	535,291
Loan	27	55 East 59th Street (Office Condo)	837,187	355,087	482,100	12/31/2015	799,653	327,728	471,924
Loan	28	Hotel Portofino(36)	1,714,454	1,003,612	710,842	12/31/2015	1,831,876	1,060,592	771,284	12/31/2014	1,835,558	1,166,199
Loan	29	Villages at Parker	708,422	146,563	561,858	12/31/2015	700,685	194,351	506,334	12/31/2014	478,922	282,731
Loan	30	Shopko West Valley City

CD 2016-CD2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third
Property			Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	NOI($)(15)	Debt Yield(10)(11)	Debt Yield(10)(11)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)
Loan	1	8 Times Square & 1460 Broadway(34)		7.4%	7.0%	20,373,934	19,908,904	5,095,054	14,813,850	42,868	694,723	14,076,259
Loan	2	FedEx Ground Portfolio(34)(35)		13.4%	13.3%	25,260,762	24,787,536	2,063,234	22,724,302	75,112		22,649,190
Property	2.01	FedEx - Yonkers, NY				11,072,821	10,865,712	920,317	9,945,394	12,188		9,933,206
Property	2.02	FedEx - Elmsford, NY				10,033,785	9,845,477	802,931	9,042,546	32,350		9,010,196
Property	2.03	FedEx - Bridgeport, PA				4,154,156	4,076,348	339,986	3,736,361	30,573		3,705,788
Loan	3	229 West 43rd Street Retail Condo(34)(35)	9,621,123	7.5%	7.1%	24,135,419	25,397,158	3,895,157	21,502,001	74,537	1,219,809	20,207,655
Loan	4	Prudential Plaza(34)(36)	21,430,754	9.8%	8.9%	58,098,491	72,445,707	31,880,029	40,565,678	572,052	3,178,168	36,815,458
Loan	5	10 Hudson Yards(34)(35)		12.9%	12.7%	134,652,875	136,011,383	44,496,991	91,514,392	362,693	1,531,628	89,620,071
Loan	6	Irvine Crossing	2,771,623	9.4%	9.1%	6,208,310	7,039,373	1,157,250	5,882,123	39,567	146,257	5,696,298
Loan	7	60 Madison Avenue(34)	3,888,944	8.8%	8.0%	13,464,600	14,042,996	5,250,144	8,792,852	54,384	743,672	7,994,796
Loan	8	55 1/2 Greene Street		7.3%	7.2%	4,050,000	4,003,841	689,472	3,314,368	4,033	40,328	3,270,008
Loan	9	Birch Run Premium Outlets(34)	15,550,208	13.4%	12.6%	16,886,519	21,799,115	5,276,661	16,522,455	204,001	877,996	15,440,457
Loan	10	Park Square Portland	3,215,214	11.9%	11.1%	5,219,066	8,101,881	3,044,521	5,057,360	73,942	256,814	4,726,604
Loan	11	80 Park Plaza(34)(36)	8,956,493	9.4%	9.2%	28,232,105	24,135,155	11,627,671	12,507,483		308,469	12,199,014
Loan	12	667 Madison Avenue(34)(36)	19,076,541	13.2%	12.6%	45,107,418	42,837,354	18,746,122	24,091,232	68,496	1,000,000	23,022,736
Loan	13	Starbucks Center(34)(36)	16,524,259	12.3%	11.3%	17,080,784	24,472,536	7,275,564	17,196,971	301,343	1,105,746	15,789,882
Loan	14	Airport Industrial Center	2,067,737	10.0%	8.4%	3,606,046	6,684,318	4,202,786	2,481,532	110,711	276,170	2,094,651
Loan	15	Sam Moon Center	1,902,577	9.3%	8.8%	2,918,750	3,521,325	1,231,685	2,289,640	33,576	90,909	2,165,155
Loan	16	Mills Fleet Farm(34)		11.4%	10.3%	7,900,000	7,505,000	150,100	7,354,900	155,905	519,684	6,679,311
Property	16.01	Mills Fleet Farm - Fargo, ND
Property	16.02	Mills Fleet Farm - Green Bay, WI
Property	16.03	Mills Fleet Farm - Mankato, MN
Property	16.04	Mills Fleet Farm - Hudson, WI
Property	16.05	Mills Fleet Farm - Marshfield, WI
Loan	17	Blossom Cove		11.2%	9.0%	2,405,912	2,506,285	732,690	1,773,596	106,014	243,624	1,423,958
Loan	18	172 5th Avenue		8.0%	7.8%	1,751,999	1,676,439	418,931	1,257,508	7,721	23,108	1,226,680
Loan	19	Fox Chapel Shopping Center	2,153,076	14.1%	13.2%	3,161,977	3,074,101	889,084	2,185,017	34,303	105,923	2,044,790
Loan	20	12603 Southwest Freeway Office Building	648,352	10.5%	8.9%	3,166,915	2,677,462	1,297,779	1,379,683	14,350	204,000	1,161,333
Loan	21	Hampton Inn & Suites - University of Central Florida	1,382,024	11.2%	9.8%	3,408,818	3,450,675	2,332,097	1,118,578	138,027		980,551
Loan	22	1025 Arch Street Philadelphia		9.3%	8.9%	839,550	1,224,700	294,640	930,060	36,900		893,160
Loan	23	Marriott Hilton Head Resort & Spa(34)	9,679,146	12.0%	10.3%	20,946,252	33,338,474	21,646,100	11,692,374	1,666,924		10,025,450
Loan	24	Avenue Mentry 2	998,294	9.0%	8.3%	845,400	991,566	235,438	756,128	27,496	37,092	691,540
Loan	25	Amsdell Michigan Self Storage Portfolio 3.0	473,147	9.1%	8.9%	1,600,548	1,271,602	529,590	742,012	20,504		721,508
Property	25.01	Compass Self Storage - Roseville MI	275,942			921,000	777,292	310,400	466,892	11,549		455,343
Property	25.02	Compass Self Storage - East Lansing MI	197,205			679,548	494,310	219,190	275,120	8,955		266,165
Loan	26	807 Montgomery Street		7.8%	7.5%	716,961	724,755	116,698	608,057	2,079	23,876	582,101
Loan	27	55 East 59th Street (Office Condo)		7.6%	7.2%	885,214	840,953	356,950	484,003	2,468	22,980	458,555
Loan	28	Hotel Portofino(36)	669,359	12.3%	11.1%	1,722,875	1,861,675	1,121,634	740,041	74,467		665,574
Loan	29	Villages at Parker	196,191	11.2%	10.2%	869,358	825,890	239,761	586,130	16,076	34,000	536,054
Loan	30	Shopko West Valley City		9.9%	9.0%	519,945	508,438	15,253	493,185	18,821	24,703	449,661

CD 2016-CD2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Interest(18)	Expiration(19)	Extension Terms(19)	Largest Tenant(20)(21)(22)(23)(24)(25)	SF	Expiration	2nd Largest Tenant(22)(24)(25)	SF	Expiration	3rd Largest Tenant(20)(22)(24)(25)
Loan	1	8 Times Square & 1460 Broadway(34)	Fee Simple			WeWork	178,221	08/31/2034	Foot Locker	36,120	08/31/2032	NAP
Loan	2	FedEx Ground Portfolio(34)(35)	Fee Simple
Property	2.01	FedEx - Yonkers, NY	Fee Simple			FedEx	121,883	07/31/2031	NAP	NAP	NAP	NAP
Property	2.02	FedEx - Elmsford, NY	Fee Simple			FedEx	323,502	06/30/2031	NAP	NAP	NAP	NAP
Property	2.03	FedEx - Bridgeport, PA	Fee Simple			FedEx	305,733	06/30/2031	NAP	NAP	NAP	NAP
Loan	3	229 West 43rd Street Retail Condo(34)(35)	Fee Simple			Bowlmor Times Square, LLC	77,536	07/31/2034	National Geographic	59,137	10/31/2032	Gulliver’s Gate
Loan	4	Prudential Plaza(34)(36)	Fee Simple			Wilson Sporting Goods Co.	87,386	12/31/2029	Optiver US LLC	73,779	04/30/2023	Clark Hill
Loan	5	10 Hudson Yards(34)(35)	Fee Simple			Coach	693,938	07/31/2036	L’Oreal	411,358	08/31/2031	BCG
Loan	6	Irvine Crossing	Fee Simple			Amazon	202,500	01/31/2027	Savvis	193,173	07/01/2029	NAP
Loan	7	60 Madison Avenue(34)	Fee Simple			Tapad Inc.	28,020	02/28/2023	Massachusetts Mutual Life Insurance Company	27,891	03/31/2024	Eyeview, Inc.
Loan	8	55 1/2 Greene Street	Fee Simple			Care Creations dba Eden Fine Art	19,164	01/31/2029	Dr. Smood	1,000	01/31/2029	NAP
Loan	9	Birch Run Premium Outlets(34)	Fee Simple			Pottery Barn	30,000	01/31/2023	V.F. Factory Outlet	23,975	12/31/2018	Old Navy
Loan	10	Park Square Portland	Fee Simple			Cambia Health Solutions	196,646	12/31/2023	Oregon Department of Justice	61,286	07/31/2031	Ecova Inc
Loan	11	80 Park Plaza(34)(36)	Fee Simple			PSEG	824,124	09/30/2030	NAP	NAP	NAP	NAP
Loan	12	667 Madison Avenue(34)(36)	Fee Simple			Loews	42,226	05/31/2022	Crestview Advisors	20,025	12/31/2018	Sciense Management LLC
Loan	13	Starbucks Center(34)(36)	Fee Simple			Starbucks	1,151,196	09/30/2025	Home Depot	108,000	01/31/2019	Amazon
Loan	14	Airport Industrial Center	Leasehold	03/23/2103	None	BAE Systems	651,214	02/28/2026	Raytheon Company	351,393	01/31/2019	AST/Acme, Inc.
Loan	15	Sam Moon Center	Fee Simple			Ashley Furniture	38,491	02/28/2023	Texas Family Fitness	21,000	07/31/2027	SM Trading
Loan	16	Mills Fleet Farm(34)	Fee Simple
Property	16.01	Mills Fleet Farm - Fargo, ND	Fee Simple			Mills Fleet Farm	244,268	06/30/2036	NAP	NAP	NAP	NAP
Property	16.02	Mills Fleet Farm - Green Bay, WI	Fee Simple			Mills Fleet Farm	228,197	06/30/2036	NAP	NAP	NAP	NAP
Property	16.03	Mills Fleet Farm - Mankato, MN	Fee Simple			Mills Fleet Farm	207,610	06/30/2036	NAP	NAP	NAP	NAP
Property	16.04	Mills Fleet Farm - Hudson, WI	Fee Simple			Mills Fleet Farm	185,630	06/30/2036	NAP	NAP	NAP	NAP
Property	16.05	Mills Fleet Farm - Marshfield, WI	Fee Simple			Mills Fleet Farm	173,663	06/30/2036	NAP	NAP	NAP	NAP
Loan	17	Blossom Cove	Fee Simple			HEB Grocery Company, LP	82,169	09/30/2021	San Antonio Force	22,820	07/31/2020	Gateway Printing and Office Supply, Inc.
Loan	18	172 5th Avenue	Fee Simple			Rituals Cosmetics	2,052	08/31/2026	NAP	NAP	NAP	NAP
Loan	19	Fox Chapel Shopping Center	Fee Simple			Giant Food	52,706	04/30/2022	Gold’s Gym	19,070	05/31/2022	Honey Pig Korean BBQ
Loan	20	12603 Southwest Freeway Office Building	Fee Simple			Strayer University	15,949	02/28/2020	Mechanical Equipment Company, Inc.	9,293	02/28/2022	Vulcan Construction Material
Loan	21	Hampton Inn & Suites - University of Central Florida	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	1025 Arch Street Philadelphia	Fee Simple			9 Dragon	21,000	03/31/2026	NAP	NAP	NAP	NAP
Loan	23	Marriott Hilton Head Resort & Spa(34)	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Avenue Mentry 2	Fee Simple			Forrest Machining, Inc.	105,752	06/30/2041	NAP	NAP	NAP	NAP
Loan	25	Amsdell Michigan Self Storage Portfolio 3.0	Fee Simple
Property	25.01	Compass Self Storage - Roseville MI	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.02	Compass Self Storage - East Lansing MI	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	807 Montgomery Street	Fee Simple			Winton Capital U.S., LLC	10,397	10/31/2023	NAP	NAP	NAP	NAP
Loan	27	55 East 59th Street (Office Condo)	Fee Simple			Farient Advisors, LLC	5,172	05/31/2020	Mark Bruce International	3,947	05/31/2020	Doft & Co., Inc
Loan	28	Hotel Portofino(36)	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Villages at Parker	Fee Simple			Momentum Athletic Center	9,995	08/31/2021	Thayer Manufacturing	5,500	02/28/2017	5280 Martial Arts
Loan	30	Shopko West Valley City	Fee Simple			Shopko	94,106	12/31/2031	NAP	NAP	NAP	NAP

CD 2016-CD2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property				Lease			Lease			Lease		Occupancy
Flag	ID	Property Name	SF	Expiration	4th Largest Tenant(24)(25)	SF	Expiration	5th Largest Tenant(24)(25)	SF	Expiration	Occupancy(4)	As-of Date
Loan	1	8 Times Square & 1460 Broadway(34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/01/2016
Loan	2	FedEx Ground Portfolio(34)(35)									100.0%	12/01/2016
Property	2.01	FedEx - Yonkers, NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/01/2016
Property	2.02	FedEx - Elmsford, NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/01/2016
Property	2.03	FedEx - Bridgeport, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/01/2016
Loan	3	229 West 43rd Street Retail Condo(34)(35)	49,000	01/31/2031	Guitar Center Stores, Inc.	28,119	01/31/2029	Guy’s American Kitchen	15,670	11/30/2032	100.0%	10/01/2016
Loan	4	Prudential Plaza(34)(36)	71,813	12/31/2032	Leydig, Voit & Mayer, Ltd.	66,783	09/30/2025	CBS Radio Holdings Corp.	63,453	04/30/2028	79.7%	07/31/2016
Loan	5	10 Hudson Yards(34)(35)	193,295	04/30/2032	SAP	144,065	06/30/2032	Intersection	67,058	01/31/2027	93.2%	07/01/2016
Loan	6	Irvine Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/01/2016
Loan	7	60 Madison Avenue(34)	18,783	07/05/2020	The Atlantic Monthly Group, Inc.	17,177	05/10/2026	Community Healthcare Network, Inc.	15,580	10/19/2025	96.6%	09/30/2016
Loan	8	55 1/2 Greene Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/01/2016
Loan	9	Birch Run Premium Outlets(34)	19,589	07/31/2017	Nike Factory Store	12,500	01/31/2020	Levi’s Outlet	12,398	01/31/2020	88.6%	09/07/2016
Loan	10	Park Square Portland	29,348	06/30/2022	Garden Bar	1,000	01/31/2026	NAP	NAP	NAP	97.5%	10/31/2016
Loan	11	80 Park Plaza(34)(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	85.8%	07/19/2016
Loan	12	667 Madison Avenue(34)(36)	15,916	07/31/2024	Corvex Management, LP	15,422	09/30/2025	Baker Bros. Advisors, LP	11,792	06/30/2018	81.8%	11/01/2016
Loan	13	Starbucks Center(34)(36)	45,567	04/01/2026	Screamer	7,520	01/31/2018	Intiman	5,000	MTM	93.0%	08/01/2016
Loan	14	Airport Industrial Center	40,253	12/31/2018	Kentucky Bourbon Barrel, Inc.	26,732	02/28/2019	Heritage Green Development, LLC	5,000	06/30/2017	97.1%	09/28/2016
Loan	15	Sam Moon Center	19,502	02/28/2029	Sola Salon Studios	8,249	03/31/2024	Plato’s Closet	6,433	08/31/2018	87.5%	08/23/2016
Loan	16	Mills Fleet Farm(34)									100.0%	12/06/2016
Property	16.01	Mills Fleet Farm - Fargo, ND	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2016
Property	16.02	Mills Fleet Farm - Green Bay, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2016
Property	16.03	Mills Fleet Farm - Mankato, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2016
Property	16.04	Mills Fleet Farm - Hudson, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2016
Property	16.05	Mills Fleet Farm - Marshfield, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2016
Loan	17	Blossom Cove	22,022	08/31/2018	The Stewart Organization, Inc.	13,410	08/31/2020	Rescom Products, LLC	9,867	09/30/2020	88.5%	10/05/2016
Loan	18	172 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.3%	08/31/2016
Loan	19	Fox Chapel Shopping Center	6,400	07/31/2023	India Palace Bar & Tandoor	3,600	06/30/2022	Righttime Medical Center	3,278	05/31/2024	97.7%	08/24/2016
Loan	20	12603 Southwest Freeway Office Building	8,351	04/30/2021	UTMB	8,029	09/30/2019	Triton Aquatic & Land Therapies	6,920	09/30/2022	83.3%	09/01/2016
Loan	21	Hampton Inn & Suites - University of Central Florida	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.0%	07/31/2016
Loan	22	1025 Arch Street Philadelphia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.4%	09/16/2016
Loan	23	Marriott Hilton Head Resort & Spa(34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	58.8%	08/31/2016
Loan	24	Avenue Mentry 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2016
Loan	25	Amsdell Michigan Self Storage Portfolio 3.0									75.2%	08/31/2016
Property	25.01	Compass Self Storage - Roseville MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.2%	08/31/2016
Property	25.02	Compass Self Storage - East Lansing MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	64.9%	08/31/2016
Loan	26	807 Montgomery Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2016
Loan	27	55 East 59th Street (Office Condo)	3,223	11/30/2019	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/01/2016
Loan	28	Hotel Portofino(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	58.4%	07/31/2016
Loan	29	Villages at Parker	5,381	05/31/2019	Cozy Pine, Inc.	4,672	08/31/2018	Crossfit Fortitude	4,050	12/31/2020	100.0%	09/19/2016
Loan	30	Shopko West Valley City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2016

CD 2016-CD2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront
Property			Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other
Flag	ID	Property Name	Reserves($)(27)	Reserves ($)(28)(30)	Reserves ($)(27)	Reserves ($)(28)	Reserves ($)(27)	Reserves ($)(28)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)	Reserves ($)(27)
Loan	1	8 Times Square & 1460 Broadway(34)		3,572			1,325,353	232,126		Springing		22,005,332
Loan	2	FedEx Ground Portfolio(34)(35)					574,417	130,987		Springing		3,066,110
Property	2.01	FedEx - Yonkers, NY
Property	2.02	FedEx - Elmsford, NY
Property	2.03	FedEx - Bridgeport, PA
Loan	3	229 West 43rd Street Retail Condo(34)(35)		6,211	14,492,159		651,564	126,690	18,983	Springing	23,000	11,110,080
Loan	4	Prudential Plaza(34)(36)	2,525,657	47,671	21,489,422		1,134,682	1,134,682	248,278	82,759		47,911,435
Loan	5	10 Hudson Yards(34)(35)		Springing		Springing		Springing		Springing		159,543,940
Loan	6	Irvine Crossing		3,297			276,743	46,124		Springing		20,542,611
Loan	7	60 Madison Avenue(34)		3,626		Springing	634,439	158,610	55,000	Springing		2,729,411
Loan	8	55 1/2 Greene Street		336	150,000	3,361	129,235	25,847		Springing		1,769,167
Loan	9	Birch Run Premium Outlets(34)		Springing		Springing		Springing		Springing
Loan	10	Park Square Portland		6,162	3,167	24,647		75,095	122,057	Springing	112,126
Loan	11	80 Park Plaza(34)(36)	4,500,000	Springing	1,500,000	Springing	906,128	302,043	35,304	17,652		1,422,745
Loan	12	667 Madison Avenue(34)(36)		7,827		83,333	4,109,018	983,019		Springing
Loan	13	Starbucks Center(34)(36)		25,112	455,670	Springing	13,389	74,381	165,278	Springing		481,280
Loan	14	Airport Industrial Center		9,226	900,000	8,333	12,157	2,427		Springing		107,152
Loan	15	Sam Moon Center		2,798	350,000	10,492	558,156	69,770		Springing	74,448	3,014,472
Loan	16	Mills Fleet Farm(34)		Springing		Springing		Springing		Springing
Property	16.01	Mills Fleet Farm - Fargo, ND
Property	16.02	Mills Fleet Farm - Green Bay, WI
Property	16.03	Mills Fleet Farm - Mankato, MN
Property	16.04	Mills Fleet Farm - Hudson, WI
Property	16.05	Mills Fleet Farm - Marshfield, WI
Loan	17	Blossom Cove		8,834		20,302	55,175	33,430		Springing	104,688	300,000
Loan	18	172 5th Avenue		727		879	140,158	23,360		Springing		491,773
Loan	19	Fox Chapel Shopping Center		2,859		6,670	82,535	27,512	34,476	2,873		13,950
Loan	20	12603 Southwest Freeway Office Building		1,196		17,000	237,040	21,549	25,204	8,401	20,000	31,879
Loan	21	Hampton Inn & Suites - University of Central Florida		The greater of (i) 2.0% of prior month’s gross revenues through and including 11/6/2017, 3.0% of prior month’s gross revenues beginning 12/6/2017 through and including 11/6/2018, 4.0% of prior month’s gross revenues thereafter and (ii) any amount required under the Management Agreement or Franchise Agreement for FF&E Work			131,283	10,486	5,333	5,333		132,000
Loan	22	1025 Arch Street Philadelphia		1,325		1,750	65,096	7,233	17,148	2,858
Loan	23	Marriott Hilton Head Resort & Spa(34)		The greater of (i) 1/12 of 5.0% of prior year’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work			1,037,750	98,833	203,170	32,249		3,630,000
Loan	24	Avenue Mentry 2		2,291		Springing	57,036	8,148		Springing	35,938	6,250
Loan	25	Amsdell Michigan Self Storage Portfolio 3.0		1,709			12,491	12,491		Springing
Property	25.01	Compass Self Storage - Roseville MI
Property	25.02	Compass Self Storage - East Lansing MI
Loan	26	807 Montgomery Street		8,333.33 for the first three payment dates and 173.28 thereafter		1,990	7,723	3,862	3,128	1,564
Loan	27	55 East 59th Street (Office Condo)		206		1,029		14,998	435	435		23,648
Loan	28	Hotel Portofino(36)	200,000	The greater of (i) 4.0% of prior month’s rent and (ii) the then-current amount required by the Approved Annual Budget			17,517	4,379	2,813	2,813		100,000
Loan	29	Villages at Parker		1,386	50,000	4,620	62,022	12,404		1,113	13,125
Loan	30	Shopko West Valley City		1,568		3,921		Springing		Springing	3,750

CD 2016-CD2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Other	Environmental						Existing		Future Debt
Property			Other	Reserves	Report	Engineering	Loan				Additional Debt		Permitted
Flag	ID	Property Name	Reserves ($)(28)(29)(30)	Description	Date(31)(32)	Report Date	Purpose	Sponsor(26)	Guarantor(26)(33)	Previous Securitization	Amount	Existing Additional Debt Description	Type
Loan	1	8 Times Square & 1460 Broadway(34)	Springing	Free Rent Reserve (Upfront: 8,480,556); TI Unfunded Obligations Reserve (Upfront: 8,500,641); CapEx Unfunded Obligations Reserve (Upfront: 5,024,135); Condominium Assessment Reserve (Monthly: Springing)	09/19/2016	09/16/2016	Refinance	Swig Investment Company, LLC	Swig Investment Company, LLC		100,000,000	Pari Passu Debt	NAP
Loan	2	FedEx Ground Portfolio(34)(35)		Landlord Obligations Reserve (Upfront: 1,582,000); Change Order Reserve (Upfront: 934,110); Litigation Reserve (Upfront: 550,000)			Acquisition	PA-SC Venture I Equity Sub LLC	PA-SC Venture I Equity Sub LLC		135,000,000	85,000,000 Pari Passu Debt; 50,000,000 Mezzanine Debt	NAP
Property	2.01	FedEx - Yonkers, NY			09/15/2016	09/14/2016
Property	2.02	FedEx - Elmsford, NY			09/15/2016	09/15/2016
Property	2.03	FedEx - Bridgeport, PA			09/13/2016	09/14/2016
Loan	3	229 West 43rd Street Retail Condo(34)(35)	Springing	Free Rent Reserve (Upfront: 11,061,751); Bridge Rent (Upfront: 48,329); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	09/15/2016	09/15/2016	Refinance	Jared Kushner	Jared Kushner		295,000,000	210,000,000 Pari Passu Debt; 85,000,000 Mezzanine Debt	NAP
Loan	4	Prudential Plaza(34)(36)	236,236	Future Leasing Funds (Upfront: 35,000,000; Monthly: 236,236); Rent Abatement Funds (Upfront: 12,911,435)	06/30/2015	06/26/2015	Refinance	Michael Silberberg; Mark Karasick	Michael Silberberg; Mark Karasick	JPMCC 2006-LDP7; JPMCC 2006-CB16	340,000,000	Pari Passu Debt	Mezzanine
Loan	5	10 Hudson Yards(34)(35)	Springing	Remaining Construction Work Reserve (Upfront: 90,969,679); Existing TI/LC Reserve (Upfront: 34,414,188); Free Rent Reserve (Upfront: 34,160,073); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Owners’ Association Reserve (Monthly: Springing)	06/30/2016	06/27/2016	Recapitalization	Podium Fund HY REIT Owner LP	NAP		1,132,500,000	640,600,000 Pari Passu Debt; 191,900,000 Subordinate Secured Debt; 300,000,000 Mezzanine Debt	NAP
Loan	6	Irvine Crossing	Springing	Approved Leasing Expense Reserve (Upfront: 1,012,500); Golden State Landlord Improvement Reserve (Upfront: 3,000,000); Golden State Free Rent Reserve (Upfront: 425,250); Golden State Holdback Reserve (Upfront: 16,104,861); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	08/03/2016	08/03/2016	Refinance	Menlo Equities V LLC	Menlo Equities V LLC			None	NAP
Loan	7	60 Madison Avenue(34)		Approved Leasing Expenses Reserve: (Upfront: 1,907,354); Free Rent Reserve (Upfront: 822,057)	07/20/2016	07/20/2016	Refinance	Joseph Moinian	Joseph Moinian	WBCMT 2007-C32	45,000,000	Pari Passu Debt	NAP
Loan	8	55 1/2 Greene Street	9,206	Free Rent Reserve (Upfront: 1,769,167); Common Charges Reserve (Monthly: 9,206); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	09/21/2016	09/21/2016	Refinance	Yaron Jacobi; Uzi Ben Abraham; Joseph J. Sitt	Yaron Jacobi; Uzi Ben Abraham; Joseph J. Sitt			None	NAP
Loan	9	Birch Run Premium Outlets(34)			12/11/2015	12/11/2015	Refinance	Simon Property Group, L.P.	Simon Property Group, L.P.	WBCMT 2006-C26; WBCMT 2006-C27; RREF 2007-1A	78,000,000	Pari Passu Debt	NAP
Loan	10	Park Square Portland	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	10/12/2016	10/12/2016	Acquisition	Wealth Management Capital Holding GmbH	NAP			None	NAP
Loan	11	80 Park Plaza(34)(36)		Unfunded Obligations Reserve	07/15/2016	07/14/2016	Acquisition	Elchonon Schwartz; Simon Glick	Elchonon Schwartz; Simon Glick		91,500,000	Pari Passu Debt	Mezzanine
Loan	12	667 Madison Avenue(34)(36)			07/11/2016	07/11/2016	Refinance	Hartz Financial Corp.	Hartz Financial Corp.	GCCFC 2007-GG9	214,000,000	143,000,000 Pari Passu Debt; 71,000,000 Subordinate Secured Debt	Mezzanine
Loan	13	Starbucks Center(34)(36)	Springing	Rent Concession Reserve (Upfront: 303,780); Environmental Reserve (Upfront: 177,500; Springing Monthly: Excess Cash Flow); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	06/24/2016	06/24/2016	Refinance	Peter P. Nitze; Kevin Daniels	NAP		105,000,000	Pari Passu Debt	Mezzanine
Loan	14	Airport Industrial Center	Springing	Ground Rent Reserve (Upfront: 107,152; Monthly: Springing); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	09/15/2016	09/15/2016	Refinance	Lawrence A. Kestin	Lawrence A. Kestin	JPMCC 2007-CB19		None	NAP
Loan	15	Sam Moon Center	Springing	TFF Holdback Reserve (Upfront: 2,830,372); TFF Free Rent Reserve (Upfront: 147,000); TFF Prepaid Rent Reserve (Upfront: 37,100); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	06/24/2016	06/24/2016	Refinance	Daniel Moon; Samuel Moon	Daniel Moon; Samuel Moon			None	NAP
Loan	16	Mills Fleet Farm(34)					Recapitalization/Acquisition	STORE Capital Corporation	STORE Capital Corporation		44,732,642	Pari Passu Debt	NAP
Property	16.01	Mills Fleet Farm - Fargo, ND			05/25/2016	05/25/2016
Property	16.02	Mills Fleet Farm - Green Bay, WI			05/26/2016	05/25/2016
Property	16.03	Mills Fleet Farm - Mankato, MN			06/14/2016	05/25/2016
Property	16.04	Mills Fleet Farm - Hudson, WI			05/25/2016	05/25/2016
Property	16.05	Mills Fleet Farm - Marshfield, WI			05/25/2016	05/25/2016
Loan	17	Blossom Cove	Springing	Future Capital Reserve (Upfront: 300,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	08/09/2016	08/09/2016	Refinance	Benjamin Nazarian; Neil Kadisha	Benjamin Nazarian; Neil Kadisha			None	NAP
Loan	18	172 5th Avenue		Rituals LC Reserve (Upfront: 234,075); Rituals Reserve (Upfront: 150,000); Rituals Free Rent Reserve (Upfront: 95,833); Free Rent Reserve (Upfront: 11,865)	10/07/2016	10/07/2016	Refinance	Joseph J. Sitt	Joseph J. Sitt			None	NAP
Loan	19	Fox Chapel Shopping Center		Free Rent Reserve (Upfront: 13,950)	08/29/2016	08/25/2016	Refinance	Robert B. Gould; Stephen R. Grayson	Robert B. Gould; Stephen R. Grayson	BSCMS 2007-T26		None	NAP
Loan	20	12603 Southwest Freeway Office Building		Outstanding Leasing Funds Reserve (Upfront: 26,132); Rent Concession Reserve (Upfront: 5,747)	09/23/2016	09/22/2016	Acquisition	James M. Birney; Leeshan Birney	James M. Birney; Leeshan Birney			None	NAP
Loan	21	Hampton Inn & Suites - University of Central Florida	16,667	PIP Reserve (Upfront: 132,000); Seasonality Reserve (Monthly: 16,667)	09/14/2016	09/14/2016	Acquisition	Pelta RE Ventures LLC; Eugene R. Curcio	Pelta RE Ventures LLC; Eugene R. Curcio			None	NAP
Loan	22	1025 Arch Street Philadelphia			08/17/2016	08/17/2016	Refinance	Qiao Fei Zeng	Qiao Fei Zeng			None	NAP
Loan	23	Marriott Hilton Head Resort & Spa(34)	Springing	Seasonality Reserve (Upfront: 3,630,000; Monthly: Springing); PIP Reserve (Springing Monthly: Excess Cash Flow)	09/13/2016	09/13/2016	Refinance	Columbia Sussex Corporation; CSC Holdings, LLC	Columbia Sussex Corporation; CSC Holdings, LLC	JPMCC 2007-CB18	87,712,371	Pari Passu Debt	NAP
Loan	24	Avenue Mentry 2	Springing	Zoning Reserve (Upfront: 6,250); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	08/12/2016	08/11/2016	Refinance	Joanne Butler	Joanne Butler			None	NAP
Loan	25	Amsdell Michigan Self Storage Portfolio 3.0					Refinance	Robert J. Amsdell; Barry L. Amsdell	Robert J. Amsdell; Barry L. Amsdell			None	NAP
Property	25.01	Compass Self Storage - Roseville MI			09/23/2016	10/17/2016				CGCMT 2014-GC19
Property	25.02	Compass Self Storage - East Lansing MI			09/23/2016	09/16/2016				CGCMT 2014-GC19
Loan	26	807 Montgomery Street	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	08/31/2016	08/31/2016	Acquisition	Daniel L. Sabah; Joshua E. Sabah	Daniel L. Sabah; Joshua E. Sabah			None	NAP
Loan	27	55 East 59th Street (Office Condo)	Springing	Condominium Reserve (Upfront: 23,648; Monthly: Springing)	10/06/2016	10/06/2016	Acquisition	Dmitrii Volkov	Dmitrii Volkov			None	NAP
Loan	28	Hotel Portofino(36)	Springing	Seasonality Reserve (Upfront: 100,000; Monthly: Springing)	08/05/2016	07/19/2016	Acquisition	Aldon L. Cole; Brett A. Miller	Aldon L. Cole; Brett A. Miller			None	Mezzanine
Loan	29	Villages at Parker	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	08/30/2016	08/30/2016	Refinance	Neil Moran; Gregg Moran	Neil Moran; Gregg Moran	BSCMS 2007-PW16		None	NAP
Loan	30	Shopko West Valley City	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	09/02/2016	09/02/2016	Acquisition	Michael P. Kehoe	Michael P. Kehoe			None	NAP

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; CGMRC—Citigroup Global Markets Realty Corp. or one of its affiliates.

(2)	Loan No. 1 – 8 Times Square & 1460 Broadway – The Original Balance ($) and Cut-off Date Balance ($) of $100.0 million represents the controlling Note A-1 of a $200.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan, which is currently held by Citigroup Global Markets Realty Corp., is the non-controlling Note A-2 in the original principal amount of $100.0 million and is expected to be contributed to one or more future securitizations.

Loan No. 2 – FedEx Ground Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $85.0 million represents the aggregate original principal balance of the non-controlling Note A-2 and Note A-4 of a $170.0 million whole loan evidenced by four pari passu notes. The pari passu companion loans are currently held by Bank of America, N.A. or an affiliate and are represented by (i) the controlling Note A-1 in the original principal amount of $42.5 million that is expected to be contributed to one or more future securitizations and (ii) the non-controlling Note A-3 in the original principal amount of $42.5 million that is expected to be contributed to one or more future securitizations.

Loan No. 3 – 229 West 43rd Street Retail Condo – The Original Balance ($) and Cut-off Date Balance ($) of $75.0 million represents the aggregate original principal balance of the controlling Note A-1 and non-controlling Note A-6 of a $285.0 million whole loan evidenced by eight pari passu notes. The remaining six pari passu notes in the aggregate original principal amount of $210.0 million are currently held by Deutsche Bank AG, NY Branch (“DBNY”) or an affiliate and are expected to be contributed to one or more future securitizations.

Loan No. 4 – Prudential Plaza – The Original Balance ($) and Cut-off Date Balance ($) of $75.0 million represents the aggregate original principal balance of the non-controlling Note A-2-2 and non-controlling Note A-3-3 of a $415.0 million whole loan evidenced by seven pari passu notes. The controlling Note A-1 with an original principal balance of $115.0 million was contributed to the COMM 2015-CCRE26 mortgage trust. The non-controlling Note A-2-1 with an original principal balance of $50.0 million was contributed to the CD 2016-CD1 mortgage trust. The non-controlling Note A-3-1 with an original principal balance of $40.0 million was contributed to the COMM 2016-COR1 mortgage trust. The remaining two pari passu notes with an aggregate original principal balance of $135.0 million are currently held by GACC or an affiliate and are expected to be contributed to one or more future securitizations.

Loan No. 5 – 10 Hudson Yards – The Original Balance ($) and Cut-off Date Balance ($) of $67.5 million represents the aggregate original principal balance of the senior non-controlling Note A-1-C2 and senior non-controlling Note A-1-C6 of a $900.0 million whole loan evidenced by 13 promissory notes: 11 pari passu senior notes with an aggregate original principal balance of $708.1 million and two subordinate notes with an aggregate original principal balance of $191.9 million. Two of the senior notes with an aggregate original principal balance of $408.1 million and both of the subordinate notes were contributed to the Hudson Yards 2016-10HY mortgage trust. The senior non-controlling Note A-1-C1 with an original principal balance of $65.0 million was contributed to the CD 2016-CD1 mortgage trust. The senior non-controlling Note A-2-C1, senior non-controlling Note A-2-C2 and senior non-controlling Note A-2-C3 with an aggregate original principal balance of $87.5 million were contributed to the GSMS 2016-GS3 mortgage trust. The senior non-controlling Note A-1-C3, senior non-controlling Note A-1-C4 and senior non-controlling Note A-1-C5 with an aggregate original principal balance of $80.0 million are expected to be contributed to the JPMDB 2016-C4 mortgage trust.

Loan No. 7 – 60 Madison Avenue – The Original Balance ($) and Cut-off Date Balance ($) of $55.0 million represents the controlling Note A-1 of a $100.0 million whole evidenced by two pari passu notes. The pari passu companion loan is the non-controlling Note A-2 in the original principal amount of $45.0 million which is expected to be contributed to the JPMDB 2016-C4 mortgage trust.

Loan No. 9 – Birch Run Premium Outlets – The Original Balance ($) and Cut-off Date Balance ($) of $45.0 million represents the aggregate original principal balance of the non-controlling Note A-1-B2, non-controlling Note A-2-B and the controlling Note A-3 of a $123.0 million whole loan evidenced by seven pari passu notes. The non-controlling Note A-1-A in the original principal amount of $20.0 million was contributed to the COMM 2016-DC2 mortgage trust. The non-controlling Note A-2-A and non-controlling Note A-4, in the aggregate original principal balance of $43.0 million, were contributed to the CD 2016-CD1 mortgage trust.

The non-controlling Note A-1-B1 in the original principal amount of $15.0 million was contributed to the COMM 2016-COR1 mortgage trust.

Loan No. 11 – 80 Park Plaza – The Original Balance ($) and Cut-off Date Balance ($) of $41.5 million represents the non-controlling Note A-3 of a $133.0 million whole loan evidenced by five pari passu notes. The controlling Notes A-1 and A-2 with an aggregate original principal balance of $50.0 million are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to the CGCMT 2016-C3 mortgage trust. The non-controlling Notes A-4A and A-4B, which have an aggregate original principal balance of $41.5 million are currently held by Ladder Capital Finance LLC or an affiliate and are expected to be contributed to one or more future securitizations.

Loan No. 12 – 667 Madison Avenue – The Original Balance ($) and Cut-off Date Balance ($) of $40.0 million represents the non-controlling Note A-2 of a $254.0 million whole loan evidenced by three promissory notes: two pari passu senior notes, with an aggregate original principal balance of $183.0 million, and one subordinate note with an original principal balance of $71.0 million. The senior controlling Note A-1 with an original principal balance of $143.0 million and the subordinate note were contributed to the COMM 2016-667M mortgage trust.

Loan No. 13 – Starbucks Center – The Original Balance ($) and Cut-off Date Balance ($) of $35.0 million represents the non-controlling Note A-3 of a $140.0 million whole loan evidenced by three pari passu notes. The pari passu companion loans are the non-controlling Note A-1, in the original principal amount of $40.0 million, which was contributed to the COMM 2016-COR1 mortgage trust and the controlling Note A-2, in the original principal amount of $65.0 million, which is expected to be contributed to the JPMDB 2016-C4 mortgage trust.

Loan No. 16 – Mills Fleet Farm – The Original Balance ($) of $20.0 million and Cut-off Date Balance ($) of approximately $19.9 million represents the non-controlling Note A-3 of a $65.0 million whole loan evidenced by three pari passu notes. The pari passu companion loans are the non-controlling Note A-1, in the original principal amount of $17.0 million, which is expected to be contributed to the CFCRE 2016-C6 mortgage trust and the controlling Note A-2, in the original principal amount of $28.0 million, which is expected to be contributed to the CGCMT 2016-C3 mortgage trust.

Loan No. 23 – Marriott Hilton Head Resort & Spa – The Original Balance ($) of $10.0 million and Cut-off Date Balance ($) of approximately $9.97 million represents the non-controlling Note A-3A of a whole loan that has an original principal amount of $98.0 million and is evidenced by six pari passu notes. The pari passu companion loans are represented by the controlling Note A-1 in the original principal amount of $43.0 million which is currently held by Rialto Mortgage Finance, LLC and expected to be contributed to one or more future securitizations. The non-controlling Notes A-2A and A-3B, with an aggregate original principal amount of $15.0 million, are currently held by Citigroup Global Market Realty Corp. and are expected to be contributed to one or more future securitizations. The non-controlling Notes A-2B and A-4 with an aggregate original principal amount of $30.0 million, are currently held by Citigroup Global Markets Realty Corp. and an affiliate of Rialto Mortgage Finance, LLC respectively, and are expected to be contributed to the CGCMT 2016-C3 securitization transaction.

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 18 – 172 5th Avenue – The Mortgaged Property consists of approximately 2,052 sq. ft. of retail space and 25 multifamily units.

Loan No. 22 – 1025 Arch Street Philadelphia – The Mortgaged Property consists of 21,000 sq. ft. of retail space and 39 multifamily units.

Loan No. 28 – Hotel Portofino – Most Recent Physical Occupancy is based on 35 total rooms.

(5)	Loan No. 3 – 229 West 43rd Street Retail Condo – The Mortgaged Property has been designated as a “landmark”, “landmark site”, or part of a “historic district” by the New York City Landmarks Preservation Commission. As a result, any alteration which would otherwise require a permit to be obtained by the New York City Department of Buildings and plans to restore the building following a casualty or condemnation, must also be approved by the New York City Landmarks Preservation Commission.

Loan No. 7 – 60 Madison Avenue – The Mortgaged Property has been designated as a “landmark”, “landmark site”, or part of a “historic district” by the New York City Landmarks Preservation Commission. As a result, any alteration which would otherwise require a permit to be obtained by the New York City Department of Buildings and plans to restore the building following a casualty or condemnation, must also be approved by the New York City Landmarks Preservation Commission.

Loan No. 8 – 55 ½ Greene Street – The Mortgaged Property has been designated as a “landmark”, “landmark site”, or part of a “historic district” by the New York City Landmarks Preservation Commission. As a result, any alteration which would otherwise require a permit to be obtained by the New York City Department of Buildings and plans to restore the building following a casualty or condemnation, must also be approved by the New York City Landmarks Preservation Commission.

Loan No. 16 – Mills Fleet Farm – Pursuant to the lease of the sole tenant, Mills Fleet Farm, the borrower is prohibited from transferring, selling or otherwise conveying any individual Mortgaged Property to a transferee who operates, or has an affiliate that operates, a store selling any or all of the following: hunting and fishing equipment and licenses, small appliances, housewares, lawn and garden supplies, paint, pet supplies, tools, farm supplies, sporting goods, automotive goods, hardware and apparel.

Loan No. 28 – Hotel Portofino – The Mortgaged Property is subject to water rationing imposed by the local utility provider, Southern California Edison, and governed by the California Public Utilities Commission, with a per-month water allotment of approximately 60% of the monthly amount of water used at the Mortgaged Property during the period of June 2012 through May 2013, as well as restrictions on water use pursuant to Stage 3 water conservation measures under California state law, which include, among other things, a restriction that limits the use of sprinklers for watering the landscaping to a specified one-hour window each week.

(6)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for the Prudential Plaza Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the 10 Hudson Yards Loan will be 0.00125%. The Pari Passu Loan Primary Servicing Fee Rate for the 80 Park Plaza Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the 667 Madison Avenue Loan will be 0.00125%. The Pari Passu Loan Primary Servicing Fee Rate for the Starbucks Center Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Mills Fleet Farm Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Marriott Hilton Head Resort & Spa Loan will be 0.00250%.

(7)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date is shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(8)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(9)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(10)	Loan No. 1 – 8 Times Square & 1460 Broadway – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 2 – FedEx Ground Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude mezzanine debt.

Loan No. 3 – 229 West 43rd Street Retail Condo – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the mezzanine debt.

Loan No. 4 – Prudential Plaza – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 5 – 10 Hudson Yards – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the 10 Hudson Yards subordinate companion loans and mezzanine debt.

Loan No. 7 – 60 Madison Avenue – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 9 – Birch Run Premium Outlets – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 11 – 80 Park Plaza – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 12 – 667 Madison Avenue – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the 667 Madison Avenue subordinate companion loan.

Loan No. 13 – Starbucks Center – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan

per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 16 – Mills Fleet Farm – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 23 – Marriott Hilton Head Resort & Spa – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(11)	Loan No. 5 – 10 Hudson Yards – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the 10 Hudson Yards subordinate secured debt.

Loan No. 12 – 667 Madison Avenue – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the 667 Madison Avenue subordinate secured debt.

(12)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this preliminary prospectus.

Loan No. 9 – Birch Run Premium Outlets – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five days following the date on which it is due.

(13)	Loan No. 3 – 229 West 43rd Street Retail Condo – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “Hypothetical As-Is” appraised value of $470.0 million as of October 1, 2016. The “Hypothetical Market As-Is” appraised value reflects a credit for the approximately $25.6 million of contractual free rent and TI/LC obligations reserved at loan origination. Based on the “As-Is” appraised value of $445.0 million as of October 1, 2016, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 64.0% and 64.0%, respectively.

Loan No. 5 – 10 Hudson Yards – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “Hypothetical As-Is” appraised value of $2.15 billion as of July 1, 2016. The “Hypothetical As-Is” appraised value assumes the remaining obligations and costs of approximately $108.6 million, consisting of approximately $50.1 million in hard/direct costs, $5.7 million in project contingency, $29.1 million in tenant improvements and $14.7 million in soft/indirect costs are expended as of July 1, 2016. As of September 30, 2016, approximately $69.0 million of contractual obligations and costs remain unexpended. Such amount was reserved upon origination of the Whole Loan. Based on the “As-Is” appraised value of $2.05 billion as of July 1, 2016, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are 34.5% and 34.5%, respectively.

Loan No. 6 – Irvine Crossing – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” appraised value of $109.0 million as of October 1, 2016. The “As Complete” value assumes the completion of building improvements and tenant improvements associated with the lease of the Largest Tenant, Amazon. Such amount was reserved upon origination of the Mortgage Loan. Based on the “As-Is” appraised value of $105.0 million as of July 25, 2016, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 59.5% and 59.5%, respectively.

Loan No. 14 – Airport Industrial Center – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Stabilized” appraised value of $34.2 million as of September 12, 2017. The “As Stabilized” value assumes the unpaid tenant improvements and leasing commissions associated with the Largest Tenant, BAE Systems are expended as of September 12, 2017. Such amount was reserved upon origination of the Mortgage Loan. Based on the “As-Is” appraised value of $32.68 million as of September 12, 2016, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 75.9% and 65.9%, respectively.

Loan No. 21 – Hampton Inn & Suites – University of Central Florida – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” appraised value of $16.0 million as of August 1, 2017. The “As Complete” value assumes the completion of $150,000 in PIP renovations at the Mortgaged Property. At loan origination, $132,000, or 110% of the amount required for the finalized PIP, was reserved. Based on the “As-Is” appraised value of $15.5 million as of August 1, 2016 the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD is 64.4% and 52.4%, respectively.

(14)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this preliminary prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Voluntary Prepayments” in this preliminary prospectus.

(15)	Loan No. 1 – 8 Times Square & 1460 Broadway – In 2015, the borrower sponsor completed an approximately $70.0 million property renovation/reposition plan and executed new leases with the current tenants. As a result, Historical NOI information is not available. The NOI for the year-to-date period ending August 31, 2016 is -$2,437,036.

(16)	Loan No. 1 – 8 Times Square & 1460 Broadway – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2016. Defeasance of the entire 8 Times Square & 1460 Broadway Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 20, 2019. The assumed lockout period of 25 payments is based on the expected CD 2016-CD2 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 2 – FedEx Ground Portfolio – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Defeasance of the entire FedEx Ground Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 1, 2020. The assumed lockout period of 25 payments is based on the expected CD 2016-CD2 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 3 – 229 West 43rd Street Retail Condo – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2016. Defeasance of the entire 229 West 43rd Street Retail Condo Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 13, 2019. The assumed lockout period of 25 payments is based on the expected CD 2016-CD2 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 4 – Prudential Plaza – On July 26, 2016, the holder of the non-controlling Note A-3-1, together with the other non-controlling pari passu companion notes (the “REMIC Election Notes”) made a REMIC election with respect to the REMIC Election Notes. As such, the defeasance lockout period for the Prudential Plaza Whole Loan will continue through the first business day after July 26, 2018. For additional information regarding the REMIC Election Notes, see “Material Federal Income Tax Considerations” in this preliminary prospectus.

Loan No. 11 – 80 Park Plaza – The lockout period will be at least 26 payment dates beginning with and including the first payment date of November 6, 2016. Defeasance of the entire 80 Park Plaza Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 30, 2019. The assumed lockout period of 26 payments is based on the expected CD 2016-CD2 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 13 – Starbucks Center – The lockout period will be at least 26 payment dates beginning with and including the first payment date of November 6, 2016. Defeasance of the entire million Starbucks Center Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 14, 2019. The assumed lockout period of 26 payments is based on the expected CD 2016-CD2 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 23 – Marriott Hilton Head Resort & Spa – The lockout period will be at least 26 payment dates beginning with and including the first payment date of November 6, 2016. Defeasance of the entire Marriott Hilton Head Resort & Spa Whole Loan is permitted at any time after the second anniversary of the securitization of the last portion of the Marriott Hilton Head Resort & Spa Whole Loan. The assumed lockout period of 26 payments is based on the expected CD 2016-CD2 securitization closing date in December 2016. The actual lockout period may be longer.

(17)	Loan No. 1 – 8 Times Square & 1460 Broadway – At any time after the expiration of the lockout period, the borrowers may obtain the release of the office or signage condominium units upon a third-party sale provided, among other things, (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio for the remaining property is not less than the greater of the debt service coverage ratio immediately preceding the partial release and 1.82x, (iii) the debt yield for the remaining property is not less than the greater of the debt yield immediately preceding the partial release and 7.39% and (iv) the borrowers partially defease the loan in an amount equal to 115% of the original allocated loan amount of such release parcel.

Loan No. 6 – Irvine Crossing – Under the existing City of Irvine zoning code, the Mortgaged Property has “Additional Zoning Potential” (which means the allocated amount of square footage to bring the parcel/site to a 0.25 FAR of office equivalent development (which, according to a zoning verification letter is 141,519 square feet)). Pursuant to the related mortgage loan documents, the borrower has the right to transfer the Additional Zoning Potential and obtain a release of such interest from the lien of the mortgage provided, among other things, (i) the conveyance of such right does not adversely affect the use or operation of the Mortgaged Property, (ii) such right may be legally separated from the Mortgaged Property, (iii) the borrower continues to be a special purpose entity and (iv) the LTV Ratio of the Mortgaged Property (after the transfer of the Additional Zoning Potential) is not greater than 125%. The Additional Zoning Potential is not required for the operation of the Mortgaged Property and the lender did not ascribe in its underwriting any value to the Additional Zoning Potential.

Loan No. 9 – Birch Run Premium Outlets – The borrower may, without lender consent, transfer immaterial or non-income producing portions of the Mortgaged Property (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower, including owners of out parcels and department store pads, pads for office buildings, hotels or other properties.

Loan No. 13 – Starbucks Center – In connection with a conveyance of the Home Depot parcel, the borrower may obtain the release of the Home Depot parcel after the expiration of the lockout period, provided, among other things, (i) that the borrower defeases the loan in an amount equal to the release price of $10,960,00 plus any accrued and unpaid interest on the portion of the Outstanding Principal Balance being defeased; (ii) the conveyance of such parcel does not adversely affect the use or operation of, or access to or from, the Mortgaged Property, (iii) after the release, taking into account the Mortgage Loan and any existing mezzanine debt, (A) the DSCR is at least equal to the greater of (x) 2.02x, the DSCR at closing and (y) the DSCR immediately prior to such release and (B) the LTV Ratio is not greater than the lesser of (x) 45.0% and (y) the LTV Ratio immediately prior to such release, (iv) the release parcel is a legally subdivided parcel from the Mortgaged Property and (v) the borrower continues to be a special purpose entity.

Loan No. 18 – 172 5th Avenue – The borrower may obtain the release of the residential condominium unit at any time upon a third-party sale provided, among other things, that (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio for the remaining property is not less than the greater of the debt service coverage ratio immediately preceding the partial release and 1.85x, (iii) the debt yield for the remaining property is not less than the greater of the debt yield immediately preceding the partial release and 7.7%, (iv) the LTV ratio for the remaining properties does not exceed the lesser of the LTV ratio immediately preceding such release and 51.8% and (v) the borrower partially prepays the loan in an amount equal to the greater of (a) 150% of the allocated loan amount for the residential condominium unit and (b) the net sales proceeds applicable to the residential condominium unit.

(18)	Loan No. 1 – 8 Times Square & 1460 Broadway – The 8 Times Square & 1460 Broadway Mortgaged Property has been bifurcated into fee and leasehold interests, each of which is owned by one of the borrowers and will be pledged as collateral for the 8 Times Square & 1460 Broadway Mortgage Loan. As such, the borrowers’ interest in the Mortgaged Property is deemed to be a fee interest.

(19)	The following Mortgaged Property consists, in whole or in part, of the borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 14 – Airport Industrial Center – The Airport Industrial Center Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property. The related ground lease has an expiration date of March 23, 2103. The borrower pays ground rent in an amount approximately equal to a percentage rent equal to 3.0% of the participation revenue, which is calculated as 3.0% of the Mortgaged Property’s total base rent revenue less a management fee equal to 6.0%. The borrower is also required to pay 50.0% of expense reimbursements charged to tenants as additional ground rent. The borrower is also required to make payments-in-lieu of taxes to the ground lessor, Louisville Redevelopment Authority, Inc., and the school district pursuant to the ground lease. The ground lease does not have any extension options.

(20)	Loan No. 15 – Sam Moon Center – The 3rd Largest Tenant, SM Trading, is a borrower sponsor affiliated retail brand and occupies approximately 11.6% of the net rentable area at the Mortgaged Property.

Loan No. 22 – 1025 Arch Street Philadelphia – The Largest and Sole Tenant, 9 Dragon is owned by a borrower sponsor affiliate and occupies 21,000 sq. ft. of the net rentable area at the Mortgaged Property.

Loan No. 24 – Avenue Mentry 2 – The Largest and Sole Tenant, Forrest Machining, Inc., is owned by the borrower sponsor and occupies 100.0% of the net rentable area at the Mortgaged Property.

(21)	Loan No. 6 – Irvine Crossing – The Largest Tenant, Amazon, entered into a lease in June 2016 which will expire 123 months after the substantial completion of the landlord and tenant improvements, as confirmed when the tenant countersigns and dates the commencement certificate indicating substantial completion of the build out of the Amazon space. According to the borrower, the build-out is complete and the commencement certificate was delivered to Amazon on October 31, 2016.

Loan No. 7 – 60 Madison Avenue – The Largest Tenant, Tapad Inc., occupies two spaces representing approximately 12.9% of the net rentable area with various lease expirations. The expiration date with respect to approximately 18,759 sq. ft. (8.6% of the Mortgaged Property’s net rentable area) is January 31, 2021. The expiration date with respect to approximately 9,261 sq. ft. (4.3% of the Mortgaged Property’s net rentable area) is February 28, 2023.

(22)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are non-contingent early termination options for those tenants listed in Annex A-1:

Loan No. 4 – Prudential Plaza – The Largest Tenant, Wilson Sporting Goods Co., has a one-time right to terminate its lease on December 31, 2026, by providing at least 15 months’ prior written notice and the payment of a termination fee equal to the unamortized leasing costs amortized at a rate of 8% per year. The 3rd Largest Tenant, Clark Hill, has a right to terminate its lease on December 31, 2026, upon at least 15 months’ prior written notice, subject to a termination fee equal to then unamortized leasing costs associated with the Clark Hill lease amortized at a rate of 8% per year.

Loan No. 5 – 10 Hudson Yards – The 3rd Largest Tenant, BCG, has a one-time right to reduce its leased space by up to two full contiguous floors (either in the top half or bottom half of its space), which right may be exercised either (i) between January 31, 2026 and January 31, 2027 or (ii) between January 31, 2028 and January 31, 2029, with 18 months’ prior written notice and payment of a contraction fee.

Loan No. 6 – Irvine Crossing – The Largest Tenant, Amazon, has the right to terminate its lease if, prior to January 28, 2017, the borrower has not substantially completed the build-out of the Amazon space (as approved by Amazon by countersigning and dating a commencement certificate). According to the borrower, the build-out is complete and the commencement certificate was delivered to Amazon on October 31, 2016.

Loan No. 7 – 60 Madison Avenue –The Largest Tenant, Tapad Inc., has a one-time right to terminate its lease with respect to approximately 18,759 sq. ft. of the 28,020 sq. ft. it leases effective January 31, 2019, subject to providing notice no more than 180 days and no less than 120 days prior to the termination date and payment of a $94,904 termination fee. Tapad Inc. also has a right to terminate their lease with respect to approximately 9,261 sq. ft. of the 28,020 sq. ft. it leases effective November 27, 2020, subject to providing notice no less than 240 days prior to the termination date and payment of a termination fee equal to the sum of the unamortized cost of the landlord’s initial construction costs plus commission payable to the broker in connection with the terminated lease. The 2nd Largest Tenant, Massachusetts Mutual Life Insurance Company has a one-time right to terminate its lease on the entire seventh floor and/or all or a portion of the ninth floor on March 14, 2022, subject to providing notice no less than nine and no more than 12 months’ prior and payment of a termination fee equal to the sum of the unamortized portion of costs and expenses paid for by the landlord in connection with the lease, including the cost and expense of the initial construction and any brokerage commission paid by the landlord in connection with the lease in the amount of (x) $249,463 for the seventh floor premises and (y) $396,731 for the ninth floor premises.

Loan No. 10 – Park Square Portland – The Largest Tenant, Cambia Health Solutions, has an option to terminate 15,597 sq. ft. of storage space on December 31, 2018 upon at least nine months prior written notice. The 2nd Largest Tenant, Oregon Department of Justice, has the right to terminate its lease on July 31, 2026 upon 365 days’ written notice and payment of a termination fee equal to the sum of (i) 60 months of the unamortized tenant improvement allowance payment, (ii) six months of monthly base rent (measured on the termination date), (iii) 60 months of tenant improvement payment and (iv) if the tenant has leased any expansion space, the unamortized portion of any improvement allowance for such expansion space. The 3rd Largest Tenant, Ecova Inc, has a one-time right to terminate its lease on June 30, 2020 upon 12 months’ prior written notice and payment of a termination fee equal to the sum of (i) the unamortized portion of the brokerage commission, rent abatement giving during the beginning of the lease, and tenant improvement allowance plus (ii) three times the monthly base rent payable in June 2020.

Loan No. 14 – Airport Industrial Center – The Largest Tenant, BAE Systems, has (i) a one-time right to terminate its lease effective as of August 31, 2024 upon at least 18 months’ written notice and payment of a termination fee and (ii) has the right to surrender 45,250 sq. ft. of its 651,214 sq. ft., effective March 1st of any lease year upon at least six months’ prior written notice. The 2nd Largest Tenant, Raytheon Company, also has an option to terminate its lease upon 180 days’ notice in the event that (i) the U.S Navy terminates its contracts with the tenant for the Phalanx Close-In Weapon System or (ii) the U.S. Navy indicates in writing that it will give no further contract awards to the tenant for work to be performed on the Mortgaged Property premises. The 2nd Largest Tenant, Raytheon Company, also has the option to terminate its lease upon 90 days’ written notice if the level of work, with respect to the Phalanx Close-In Weapon System and Target Acquisition System, to be performed on the Mortgaged Property premises available to the tenant from the Navy is diminished to the extent that such work is no longer profitable to the tenant, as calculated by the tenant. In both cases for Raytheon Company, no termination will be effective prior to the termination or completion of the existing contract between the U.S. Navy and the tenant for such work to be performed on the Mortgaged Property. In both cases, the tenant may exercise its termination rights either as to both Building 102 and Building L simultaneously or as to only Building L, but not only as to Building 102.

Loan No. 17 – Blossom Cove – The Largest Tenant, HEB Grocery Company, LP, has the right to reduce its space with regard to any portion of its leased premises located in Building A and/or Building D of the

Mortgaged Property upon 180 days’ prior written notice, provided, the tenant (i) pays to the borrower the amount of any unamortized leasing commissions with respect to the surrendered space and (ii) constructs a demising wall to separate the surrendered space from the remainder of the leased premises. After surrendering its space, the tenant’s rent will be reduced in direct proportion to the size of the surrendered premises.

Loan No. 19 – Fox Chapel Shopping Center – The 2nd Largest Tenant, Gold’s Gym, has a one-time right to terminate its lease between December 1, 2017 and November 30, 2018 if Gold’s Gym sells all their assets to one purchaser. Termination requires payment of one year of rent and unamortized tenant improvements and leasing commissions.

Loan No. 20 – 12603 Southwest Freeway Office Building– The 2nd Largest Tenant, Mechanical Equipment Company, Inc., has a one-time right to terminate its lease on March 31, 2020 upon six months’ prior notice and the payment of a termination fee equal to any unamortized tenant improvements, leasing commissions and rental abatements

(23)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 4 – Prudential Plaza – McGraw Hill Financial, Inc. is currently a tenant under various leases that represent in the aggregate 151,662 square feet, which will expire on November 30, 2016. McGraw Hill Financial, Inc. currently subleases 23,199 sq. ft. to The University of Chicago and 49,998 sq. ft. to McDermott Will & Emery LLP, with both subleases expiring on November 30, 2016. McDermott Will & Emery LLP has signed a direct lease to take over the space that it is currently subleasing from McGraw Hill Financial, Inc. when McGraw Hill Financial, Inc.’s lease expires on November 30, 2016. McGraw Hill Financial Inc. has executed a new lease for 24,226 sq. ft. that expires on November 30, 2026. Other than this space, the McGraw Hill Financial, Inc. leased space was not given any value in underwriting the Prudential Plaza Whole Loan.

Loan No. 19 – Fox Chapel Shopping Center – The Largest Tenant, Giant Food, is subleasing substantially all of its space to Great Wall International Supermarket. The sublease’s term runs through April 2027 which requires Giant Food to exercise its five year extension option to the lease currently expiring in April 2022. Giant Food would be in default of its sublease, if they did not exercise their extension option through April 2027.

(24)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 1 – 8 Times Square & 1460 Broadway – At origination the borrower deposited $8,480,556 into a free rent reserve account all of which is related to the 2nd Largest Tenant, Foot Locker.

Loan No. 3 – 229 West 43rd Street Retail Condo – At origination, the borrower deposited $11,061,751 into a free rent reserve account of which $5,917,808 relates to a free rent period for the 2nd Largest Tenant, National Geographic and $1,303,962 relates to a free rent period for the 3rd Largest Tenant, Gulliver’s Gate. National Geographic has a free rent period through September 2017. The 3rd Largest Tenant, Gulliver’s Gate, has a free rent period through December 2016. The remaining portion relates to free rent and rent abatement periods for other tenants.

Loan No. 4 – Prudential Plaza – At origination, the borrower deposited $12,911,435 into a rent abatement fund for monthly payments through June 2017 for free rents. In addition, the Largest Tenant, Wilson Sporting Goods Co., will be entitled to a rent abatement on the first month of each year during the lease term. The 2nd Largest Tenant, Optiver US LLC, has a rent abatement period from May 2017 to October 2017 and a rent abatement period from May 2018 to September 2018. The 3rd Largest Tenant, Clark Hill, has a rent abatement period from January 2017 to July 2017. The 5th Largest Tenant, CBS Radio Holdings Corp., has a rent abatement period from May 2018 to December 2019.

Loan No. 5 – 10 Hudson Yards –The borrower reserved $34,160,073 at origination of the mortgage loan for a free rent reserve, $12,032,622 of which relates to BCG, $10,529,239 of which relates to SAP, $3,367,625 of which relates to Intersection, and the remaining portion of the reserve relates to free rent period for other tenants.

Loan No. 6 – Irvine Crossing – At closing, the borrower deposited $425,250 into a free rent reserve account related to the Largest Tenant, Amazon, for three months of free rent payments. In addition, if the space is not substantially completed and delivered to the Amazon tenant by October 30, 2016 (to be confirmed by Amazon countersigning the commencement certificate), Amazon will be entitled to one day of rent abatement for each day thereafter until Amazon agrees that lease commencement has begun. According to the borrower, the Amazon space was delivered substantially completed as required under the Amazon lease on October 29, 2016 and commencement certificate was delivered to Amazon for countersignature on October 31, 2016, according to the borrower. Any additional rent abatement will be disbursed from the holdback reserve.

Loan No. 7 – 60 Madison Avenue – At closing, the borrower deposited $822,057 into a free rent reserve account, of which, $84,402 relates to the Largest Tenant, Tapad Inc., $443,739 relates to the 2nd Largest Tenant, Massachusetts Mutual Life Insurance Company and $90,523 relates to the 4th Largest Tenant, The Atlantic Monthly Group, Inc. The Largest Tenant, Tapad Inc. is in a free rent period through June 2019 with respect to approximately 18,759 of the total 28,020 sq. ft. it leases. The 2nd Largest Tenant, Massachusetts Mutual Life Insurance Company, is in a free rent period through March 14, 2017 with respect to approximately 16,540 of the total 27,891 sq. ft. it leases. The 4th Largest Tenant, The Atlantic Monthly Group, Inc. has a free rent period for November 2017.

Loan No. 8 – 55 ½ Greene Street – At origination, the borrower deposited $1,769,167 into a free rent reserve account, of which $1,681,667 relates to the Largest Tenant, Care Creations, and $87,500 relates to the 2nd Largest Tenant, Dr. Smood. The Largest Tenant, Care Creations, is required to commence paying full rent in February 2019, following a rent abatement period through January 2019, and the 2nd Largest Tenant, Dr. Smood, is expected to open for business by February 2017 and is required to commence paying rent in March 2017, following a free rent period through February 2017.

Loan No. 10 – Park Square Portland – At origination, the borrower deposited $3,167 into a free rent reserve related to the 4th Largest Tenant, Garden Bar, for a free rent period through January 2017.

Loan No. 13 – Starbucks Center – At origination, the borrower deposited $303,780 into a rent concession account related to the 3rd Largest Tenant, Amazon, for four months through December 2016.

Loan No. 15 – Sam Moon Center – At origination, the borrower deposited $147,000 into a free rent reserve account and $37,100 in a prepaid rent reserve account related to the 2nd Largest Tenant, Texas Family Fitness, for a six month free rent period that begins upon the commencement of the lease.

Loan No. 18 – 172 5th Avenue – At origination the borrower deposited $107,698 into a free rent reserve account of which $95,833 is related to the sole retail tenant, Rituals Cosmetics, and the remaining $11,865 is related to the multifamily units at the property.

(25)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 1 – 8 Times Square & 1460 Broadway – The 2nd Largest Tenant, Foot Locker, took occupancy of the leased space in September 2016, but have not yet opened for business.

Loan No. 3 – 229 West 43rd Street Retail Condo – The 2nd Largest Tenant, National Geographic, which leases approximately 23.8% of the net rentable area took possession of its leased space in October 2016 and is expected to open for business in August 2017. The tenant is in a free rent period through September 2016, and the related rent, was reserved with lender at loan origination. The 3rd Largest Tenant, Gulliver’s Gate took possession of its leased space in January 2016 and is expected to open for business in March 2017. The tenant is in a free rent period until January 4, 2017, and the related rent was, reserved with lender at loan origination.

Loan No. 4 – Prudential Plaza – The Largest Tenant, Wilson Sporting Goods Co., has entered into a lease to occupy 87,386 sq. ft., which will commence in January 2018. The 2nd Largest Tenant, Optiver US LLC, currently occupies approximately 73,779 sq. ft. at the Mortgaged Property, has entered into a lease to occupy an additional approximately 25,000 sq. ft., which will commence in May 2017. In addition, the 3rd Largest Tenant, Clark Hill has entered into a lease to occupy approximately 71,813 sq. ft. which will commence in January 2017.

Loan No. 5 – 10 Hudson Yards – The 3rd Largest Tenant, BCG, is expected to take occupancy of its remaining floors by the end of 2016, with rent commencing in May 2017. The 4th Largest Tenant, SAP, took occupancy of three of its six floors and is expected to take occupancy of its remaining floors in the winter of

2016, with rent commencing in June 2017. The 5th Largest Tenant, Intersection, has taken occupancy, with rent commencing January 29, 2017 for the space on the 26th floor, and July 29, 2017 for the space on the 27th floor.

Loan No. 6 – Irvine Crossing – The Largest Tenant, Amazon, is expected to take occupancy in the fall of 2016. Amazon began tenant improvements at the Mortgaged Property in August 2016, following the issuance of a temporary certificate of occupancy. The tenant has the option to terminate its lease if prior to January 28, 2017, the borrower has not substantially completed the build out of the Amazon space (as approved by Amazon by countersigning and dating commencement certificate). Moreover, if substantial completion of the build out of the Amazon space has not occurred by October 30, 2016 Amazon will be entitled to one day of rent abatement for each day thereafter until Amazon agrees that lease commencement has begun. According to the borrower, the build out was complete as of October 29, 2016 and the commencement certificate was delivered to Amazon for signature on October 31, 2016.

Loan No. 8 – 55 ½ Greene Street – The 2nd Largest Tenant, Dr. Smood, has taken possession of its space but has not yet taken occupancy. Dr. Smood is expected to take occupancy in March 2017.

Loan No. 13 – Starbucks Center – The Largest Tenant, Starbucks, leases approximately 1,151,196 sq. ft. or 76.4% of the net rentable area at the Mortgaged Property, including new lease amendments to occupy approximately 64,472 sq. ft. for which the tenant is in occupancy and rent payments have commenced, approximately 17,640 sq. ft. for which rent payments are required to commence in February 2017 and approximately 62,851 sq. ft. for which rent payments are required to commence in October 2017. The 3rd Largest Tenant, Amazon, entered into its lease in June 1, 2016 and has begun paying full rent and is expected to open its entire leased space in December 2016.

Loan No. 15 – Sam Moon Center – The 2nd Largest Tenant, Texas Family Fitness, is expected to take occupancy in March 2017. The borrower sponsor deposited $2,830,372 at loan origination in a TFF Holdback reserve account and, provided no event of default is continuing, $1,415,186 of the holdback reserve will be disbursed to the borrower provided the delivery by the borrower to the lender of a current tenant estoppels certificate from Texas Family Fitness that confirms (i) the borrower has delivered the premises under the Texas Family Fitness lease to Texas Family Fitness in accordance with the terms of the lease, including completion of the landlord work set forth in the loan documents, (ii) that Texas Family Fitness has accepted possession of the Texas Family Fitness space, (iii) the delivery date, as defined in the loan documents and (iv) all contingencies related to completion of landlord work have been satisfied. The remaining amount will be disbursed when (i) the Texas Family Fitness lease commencement conditions, as defined in the loan documents, have been satisfied and (ii) the debt yield for the Mortgaged Property is at least 8.0%.

(26)	Loan No. 3 – 229 West 43rd Street Retail Condo – The borrowers, Elmwood NYT Owner, LLC, Oakwood NYT Owner, LLC, Wallkill NYT Owner, LLC and Landings NYT Owner, LLC are structured as tenants-in-common and are each Delaware limited liability companies structured to be bankruptcy-remote, each with two independent directors in its organizational structure. The sponsor of the borrowers and non-recourse carve-out guarantor is Jared Kushner.

Loan No. 8 – 55 ½ Greene Street – The borrowers, Premier 470 Broome Realty II LLC, Premier 470 Broome St. II LLC and Thor 470 Broome Owner LLC, are structured as tenants-in-common and are each Delaware limited liability companies structured to be bankruptcy-remote, each with one independent director in its organizational structure. The sponsors of the borrowers and non-recourse carve-out guarantors are Yaron Jacobi, Uzi Ben Abraham and Joseph J. Sitt, on a joint and several basis.

Loan No. 11 – 80 Park Plaza – The borrowers, 80 Park Plaza SPE LLC, Quentin 80 Park Plaza LLC and Jo-Ash 80 Park Plaza LLC, are structured as tenants-in-common. Each such borrower is a Delaware limited liability company and each is a single-purpose entity structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrowers and non-recourse carve-out guarantors are Elchonon Schwartz and Simon Glick.

Loan No. 26 – 807 Montgomery Street – The borrowers, JDS Montgomery, LLC and DLS Montgomery, LLC, are structured as tenants-in-common and are each Delaware limited liability companies structured to be bankruptcy-remote. The sponsors of the borrowers and non-recourse carve-out guarantors are Daniel L. Sabah and Joshua E. Sabah, on a joint and several basis.

(27)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(28)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related mortgage loan documents.

(29)	Loan No. 4 – Prudential Plaza – Commencing on the payment date in August 2016, on a monthly basis, the borrower will deposit $236,236 in a future leasing reserve account until August 2018, on which date the amount will increase to $377,978. Such monthly deposits will no longer be required if (i) 85% of the Mortgaged Property’s net rentable area is leased or (ii) a transfer or assumption of the Mortgaged Property with a third party in an arm’s length transaction occurs; provided that in either case monthly deposits of $238,344 will be required if the future leasing reserve balance drops below $5,000,000 for so long as it is less than $10,000,000.

Loan No. 23 – Marriott Hilton Head Resort & Spa – On each monthly payment date after April 6, 2024, the borrower is required to deposit all excess cash into the PIP Reserve.

(30)	Loan No. 21 – Hampton Inn & Suites – University of Central Florida – On each monthly payment date, the borrowers are required to deposit into the replacement reserve account the greater of (i) 2.0% of prior month’s projected gross revenues through and including November 6, 2017, 3.0% of prior month’s projected gross revenues beginning December 6, 2017 through and including November 6, 2018, and 4.0% of prior month’s projected gross revenues thereafter and (ii) any amount required under the franchise agreement or the management agreement for FF&E work. In addition, the borrowers are required to deposit $16,667 monthly in the months of January through and including July, November and December into a seasonality reserve, subject to a cap of $150,000 (which cap is required to be reassessed by lender at the end of each 12-month period to determine, in its reasonable judgment, if an increase or decrease to the same is necessary to reflect an increase or decrease in the actual shortfall in cash flow available to pay amounts due under the Mortgage Loan documents and operating expenses at the Mortgaged Property based on any funds released from the seasonality reserve during the preceding 12-month period).

Loan No. 23 – Marriott Hilton Head Resort & Spa – The borrower is required to make monthly deposits into the FF&E Reserve of (i) $138,910 during 2016, and (ii) thereafter, an amount equal to the greater of (a) one-twelfth of 5% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs and (b) the aggregate amount required under the management agreement and the franchise agreement.

Loan No. 23 – Marriott Hilton Head Resort & Spa – On each payment date in April through and including August for the duration of the loan term, the borrower is required to deposit (i) during the continuance of a Cash Management Period (as defined in the loan documents), the greater of (a) $726,000 and (b) all amounts remaining in the Cash Management Account after deposits described in accordance with the loan agreement and (ii) if no Cash Management Period is in effect, $726,000 into the Seasonality Reserve, up to the cap of $3,630,000.

Loan No. 26 – 807 Montgomery Street – The borrower is required to deposit $8,333 for the first three monthly payment dates and $173 each monthly payment date thereafter into the replacement reserve account.

Loan No. 28 – Hotel Portofino – On each monthly payment date occurring in the months of June through and including August, the borrower is required to deposit $33,333 into the seasonal working capital reserve up to the cap of $100,000.

(31)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this preliminary prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
1	8 Times Square & 1460 Broadway	$100,000,000	10.3%	$5,000,000	Yes	10/20/2026
11	80 Park Plaza	$41,500,000	4.3%	$2,000,000	Yes	9/30/2026
19	Fox Chapel Shopping Center	$15,500,000	1.6%	$2,000,000	Yes	11/20/2026

(32)	Loan No. 3 – 229 West 43rd Street Retail Condo – The Phase I environmental report for the 229 West 43rd Street Retail Condo dated September 15, 2016 recommended a Phase II investigation be performed in connection with the Mortgaged Property’s historic use as a printing facility. The Phase II investigation was completed on October 6, 2016 and it was concluded that the former printing operations did not impact the subsurface at the related Mortgaged Property, and no further action was required.

(33)	Loan No. 5 – 10 Hudson Yards – There is neither a nonrecourse carveout guarantor nor an environmental indemnitor other than the related borrower.

Loan No. 10 – Park Square Portland – There is no separate nonrecourse carveout guarantor or environmental indemnitor other than the related borrower.

Loan No. 13 – Starbucks Center – There is no separate nonrecourse carve-out guarantor and the loan is fully recourse to the borrower. In addition, Nitze-Stagen & Co., Inc., a sponsor affiliate, agreed to indemnify lender for any loss, up to $1.0 million, related to the borrower’s failure to comply with environmental laws and/or remediation of the property.

(34)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut- off Date Balance	Whole Loan U/W NCF DSCR	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	8 Times Square & 1460 Broadway	$100,000,000	$100,000,000	$200,000,000	1.71x	55.6%	7.4%
2	FedEx Ground Portfolio	$85,000,000	$85,000,000	$170,000,000	3.16x	44.2%	13.4%
3	229 West 43rd Street Retail Condo	$75,000,000	$210,000,000	$285,000,000	1.75x	60.6%	7.5%
4	Prudential Plaza	$75,000,000	$340,000,000	$415,000,000	1.90x	59.3%	9.8%
5	10 Hudson Yards(1)	$67,500,000	$640,600,000	$708,100,000	4.18x	32.9%	12.9%
7	60 Madison Avenue	$55,000,000	$45,000,000	$100,000,000	2.25x	50.0%	8.8%
9	Birch Run Premium Outlets	$45,000,000	$78,000,000	$123,000,000	2.94x	59.4%	13.4%
11	80 Park Plaza	$41,500,000	$91,500,000	$133,000,000	2.03x	75.0%	9.4%
12	667 Madison Avenue(2)	$40,000,000	$143,000,000	$183,000,000	3.88x	24.7%	13.2%
13	Starbucks Center	$35,000,000	$105,000,000	$140,000,000	3.16x	30.9%	12.3%
16	Mills Fleet Farm	$19,881,174	$44,732,642	$64,613,816	1.64x	63.4%	11.4%
23	Marriott Hilton Head Resort & Spa	$9,967,315	$87,712,371	$97,679,686	1.47x	59.7%	12.0%
(1)	The Whole Loan Cut-off Date Balance excludes two subordinate companion notes in the aggregate original principal amount of approximately $191.9 million.

(2)	The Whole Loan Cut-off Date Balance excludes one subordinate companion note in the original principal amount of $71.0 million.

(35)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio(1)	Total Debt U/W NCF DSCR(1)	Total Debt U/W NOI Debt Yield(1)
2	FedEx Ground Portfolio	$85,000,000	8.7%	$50,000,000	6.5000%	11/1/2026	Yes	57.2%	2.16x	10.3%
3	229 West 43rd Street Retail Condo	$75,000,000	7.7%	$85,000,000(2)	7.9200%(2)	11/6/2026	Yes	78.7%	1.10x	5.8%
5	10 Hudson Yards	$67,500,000	6.9%	$300,000,000	4.6500%	8/6/2026	Yes	55.8%	2.17x	7.6%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and related mezzanine loan(s).

(2)	The related mezzanine loan consists of a senior mezzanine loan and a junior mezzanine loan, which (x) with respect to the senior mezzanine loan, was originated by 229 Mezz II Funding LLC and is secured by the senior mezzanine borrower’s interest in the related mortgage borrower and (y) with respect to the junior mezzanine loan, was originated by 229 Jr Mezz Funding LLC and is secured by the junior mezzanine borrower’s interest in the related senior mezzanine borrower.

(36)	Summary of Future Mezzanine Debt(1)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
4	Prudential Plaza(2)	$75,000,000	7.7%	Yes	1.40x	64.6%	9.0%
11	80 Park Plaza	$41,500,000	4.3%	Yes	1.50x	75.0%	10.0%
12	667 Madison Avenue(3)	$40,000,000	4.1%	Yes	3.15x	34.3%	10.2%
13	Starbucks Center	$35,000,000	3.6%	Yes	1.65x	48.5%	10.5%
28	Hotel Portofino	$5,993,470	0.6%	Yes	1.50x	74.0%	9.5%
(1)	The chart above does not include the Blossom Cove Mortgage Loan, which permits the borrower to obtain one or more subordinate unsecured loans from an affiliate, which loans may be evidenced by a note, provided, among other things (i) the aggregate of such subordinate debt does not at any time exceed 2.0% of the original principal balance of the Mortgage Loan, and (ii) the subordinate lender enters into a subordination and standstill agreement with the lender.

(2)	Mezzanine debt is permitted provided, among other things, (i) the proceeds from the mezzanine loan will be deposited into the mortgage lender’s TI/LC reserve and (ii) the mezzanine loan is in an amount no greater than $20,000,000.

(3)	Mezzanine debt may not exceed $100,000,000.